                                                                     EXHIBIT 2.2


                            DATED JANUARY 22, 1998
                            ----------------------




                 (1)  LUCAS LIMITED

                 (2)  PRESTOLITE ELECTRIC LIMITED

                 (3)  LUCAS INDUSTRIES PLC



                               A G R E E M E N T
                               -----------------



                                relating to the



                         Sale and Purchase of Assets of


    The Lucas Electrical & Electronic Systems - Heavy Duty Products Business



Eversheds
10 Newhall Street
Birmingham
B3 3LX
Tel: 0121 233 2001
Fax: 0121 236 1583
Ref: 36

                                   CONTENTS
                                   --------



1.     Definitions
2.     Sale and Purchase of the Activity and the Assets
3.     Consideration
4.     Completion
5.     Consents and the Contracts
6.     Debtors
7.     The Transferring Employees
8.     Warranties
9.     Indemnity and Liabilities
10.    Product Liability and Product Warranty and Other Specific Issues
11.    Risk Property and Title
12.    Exclusions
13.    Further Assurance and Lucas Group Continuing Supply Obligations
14.    Shared IP
15.    Inspection of Documents
16.    Entire Agreement
17.    Assignment prohibited
18.    No Merger of Obligations at Completion
19.    Trusts
20.    Purchaser Assurances
21.    Vendor Assurances
22.    Interest
23.    Waiver
24.    Notices
25.    Costs
26.    Announcements
27.    Governing Law
28.    Counterparts
29.    Stamp Duty

30.    General

SCHEDULE 1     Accounting Principles

SCHEDULE 2     The Activity
SCHEDULE 3     [Deleted]
SCHEDULE 4     The Leased Assets

SCHEDULE 5     The Property
SCHEDULE 6     Transferring Employees
SCHEDULE 7     Warranties of Vendor
SCHEDULE 8     Assignment of Debtors
SCHEDULE 9     Pensions

SCHEDULE 10    Forward Exchange Currency Contracts

SCHEDULE 11    Vehicles Subject to Master Lease
SCHEDULE 12
     Part 1    Pro Forma Completion Statement
     Part 2    Pro Forma Aggregation Statement
SCHEDULE 13    Group Sharing Arrangements
SCHEDULE 14    Trademarks

THIS AGREEMENT is made on January 22, 1998
--------------
BETWEEN
-------


(1) THE VENDOR Lucas Limited whose registered office is at Stratford Road Solihull B90 4LA England



(2) THE PURCHASER Prestolite Electric Limited whose registered office is at Cleveland Road, Leyland, Lancashire PR5 1XB

(3) LUCAS Lucas Industries plc whose registered office is at Stratford Road Solihull B90 4LA England.


RECITALS
--------


(A) The Vendor carries on the Activity at the Property (as each such expression is defined below)



(B) The Vendor has agreed to sell or procure the sale of the Activity and the Assets (defined below) to the Purchaser on the terms and conditions hereinafter appearing.

(C)    Lucas has entered into this Agreement for the purposes of  Clause 2.1.3
       (b), Clause 2.2 and Schedule 5 (Property) and Schedule 9 (Pensions).
            ==========



NOW THIS AGREEMENT WITNESSES as follows:

1.     DEFINITIONS
       -----------

       In this Agreement (which expression shall include the Recitals of and Schedules to this Agreement) except where inconsistent with the subject matter or context:-


1.1 The following words and expressions shall bear the following meanings respectively:-

             the Accounting Date"           31st January 1997

             "the Accounting Principles"    The accounting policies and
                                            principles set out in Part

                                            1 of Schedule 1

             "the Accounts"                 The unaudited management accounts of
                                            the Vendor comprising solely the
                                            unaudited balance sheet and profit
                                            and loss account of the Activity
                                            made up to the Accounting Date a
                                            true copy of which is annexed to the
                                            Disclosure Letter

             "the Accruals"                 So much of any liability of the
                                            Vendor or, (to the extent reflected
                                            as a liability in the books and
                                            ledgers of the Vendor in relation to
                                            the Activity on the Completion Date)
                                            by any other member of the Lucas
                                            Group relating to the Activity which
                                            falls to be settled after the
                                            Completion Date in the course of
                                            carrying on the Activity in respect
                                            of a period of time which commences
                                            before the Completion Date and ends
                                            after the Completion Date as relates
                                            to the period before the Completion
                                            Date

             "the Activity"                 The business of (1) the development,
                                            design, manufacture, assembly,
                                            marketing, sourcing and sale of
                                            those products listed by type number
                                            in Part 1 of Schedule 2 including
                                            where relevant spare parts,
                                            components and ancillary equipment
                                            therefor (and the maintenance and
                                            support of such products) and the
                                            sale distribution and supply of such
                                            products to Original Equipment
                                            Manufacturers as well as the supply
                                            of such products to Lucas
                                            Aftermarket Operations for onward
                                            distribution and supply by them in
                                            the Aftermarket and (2) in the
                                            exercise of those perpetual royalty
                                            free intellectual property licence
                                            rights contained in the Ancillary
                                            Agreements relating to the
                                            manufacture, assembly, marketing,
                                            sourcing and sale of those products
                                            listed in Schedule

                                            2 Part 2 including where relevant
                                            spare parts, components and
                                            ancillary equipment therefor (and
                                            the maintenance and support of such
                                            products) and the sale distribution
                                            and supply of such products to
                                            Original Equipment Manufacturers as
                                            well as the supply of such products
                                            to Lucas Aftermarket Operations for
                                            onward distribution and supply by
                                            them in the Aftermarket in each case
                                            as now carried on at and from the
                                            Property by the Vendor but
                                            excluding, for the avoidance of
                                            doubt the LAO Activity

             "Aftermarket"                  The market for (a) spare and
                                            replacement parts for components or
                                            sub-assemblies comprised within the
                                            products of Original Equipment
                                            Manufacturers and (b) automotive
                                            accessories but excluding Original
                                            Equipment Service

             "the Ancillary Agreements"     The agreements bearing that meaning
                                            as defined in the Umbrella Agreement

             "the Assets"                   The assets specified in clause 2.1
                                                                    ==========
                                            and the Property to be sold and
                                            purchased hereunder or otherwise
                                            dealt with in accordance with this
                                            Agreement and the benefits and
                                            advantages acquired by the Purchaser
                                            from the Vendor hereunder

             "Associated Company"           Any person which is either a holding
                                            company (whether direct or indirect)
                                            or a subsidiary company of the
                                            relevant party or a subsidiary
                                            company of any such holding company
                                            or is otherwise directly or
                                            indirectly controlled by or is under
                                            the same control, direct or
                                            indirect, of the relevant party.

             "Associated Documents"         The meaning attributed to that
                                            expression in the Umbrella
                                            Agreement.

             "the Bearings Claims"          Any claim or claims which is or are
                                            being or may hereafter be made
                                            against the Vendor or the Purchaser
                                            in respect of the Activity by
                                            Renault Vehicles Industries, Dennis
                                            in the UK and Malaysia and Volvo
                                            relating to bearing problems in
                                            AC172R and AC207R Alternators and
                                            any claim or claims currently lodged
                                            or which are made hereafter by any
                                            other party arising from the same
                                            bearing problems in AC172R and
                                            AC207R Alternators or other
                                            alternators sold or supplied to such
                                            party by the Vendor prior to or the
                                            Purchaser after Completion

             "Business Unit"                The various activities of the Vendor
                                            in respect of which separate
                                            management accounts have customarily
                                            been prepared by the Vendor

             "the Capped Indemnities"       All indemnities given by the Vendor
                                            under this Agreement (other than the
                                            Uncapped Indemnities)

             "the Claims"                   The Bearings Claims, the David Brown
                                            Claim, the Perkins Claim and any
                                            claim which the Vendor may have
                                            against any third party in
                                            connection therewith

             "Commercial Confidential       All such information contained
             Information"                   within or evidenced by the Records
                                            as is not at the completion Date
                                            generally known ble to the public
                                            and which otherwise is of a type and
                                            quality of which is capable in law
                                            of protection as secret or
                                            confidential ion cost and pricing
                                            and data, sources of supply of
                                            equipment, components, raw materials
                                            ods and services all in so by the
                                            Vendor in
                                            relation to the activity but
                                            excluding any tained by any member
                                            of under the Ancillary agreements
                                            and excluding any Know-How

             "Completion"                   Completion of the sale and purchase
                                            hereby agreed in accordance with
                                            clause 4 and "Completion Date" shall
                                            ========
                                            subject to Effective Completion
                                            pursuant to the Umbrella Agreement
                                            occurring on the same day as
                                            Completion be constructed
                                            accordingly

             "Completed Contracts           Any contract or arrangement for the
                                            supply of goods or services by the
                                            vendor (or by any other member of
                                            the Lucas Group as agent or trustee
                                            for the Vendor) in relation to the
                                            Activity:-

                                            1) pursuant to which the supply of
                                            the relevant goods or services was
                                            completed prior to Completion and in
                                            which any warranty guarantee
                                            maintenance or similar obligation
                                            liability or commitment (a "Product
                                            Warranty") given by the Vendor
                                            remains and has not expired; or

                                            ii) to which the supply of the
                                            relevant goods and services has been
                                            completed and under which the
                                            customer has prior to Completion
                                            made a claim against the Vendor or
                                            other member of the Lucas Group (in
                                            its capacity in relation to the
                                            matter claimed for as agent or
                                            trustee for the Vendor) under any
                                            Product Warranty relating to such
                                            good or services

             "the Consideration"            The aggregate of the Fixed Price
                                            Element and the Net Current Assets
                                            Value

             "consistently applied"         With reference to any particular
                                            asset, liability, income or
                                            expenditure, (to the extent not
                                            provided to
                                            the contrary in Part 2 of Schedule 1
                                            for the purpose of preparation of
                                            the Completion Statement) applied on
                                            the bases of practices and methods
                                            consistent with those used in the
                                            preparation of the Accounts

             "the Contracts"                Current contracts and arrangements
                                            of the Vendor (or entered into by
                                            any other member of the Lucas Group
                                            as agent or trustee for the Vendor)
                                            relating wholly to the Activity or
                                            any of the Assets (or where any
                                            current contracts and arrangements
                                            of the Vendor relate in part only to
                                            the Activity or in part only to the
                                            Assets or any of them and in part to
                                            other assets then such part shall be
                                            deemed to be included within the
                                            definition) entered into before the
                                            close of business on the Completion
                                            Date and which then remain (in whole
                                            or in part) to be performed by the
                                            Vendor or any other member of the
                                            Lucas Group, including, without
                                            limitation the Completed Contracts,
                                            the Supplier Contracts, the
                                            agreements relating to the Leased
                                            Assets and the forward exchange
                                            currency contracts which are listed
                                            in Schedule 10 and those current
                                            contracts where any payment
                                            obligations of the Vendor or any
                                            other member of the Lucas Group have
                                            not been satisfied provided always
                                            that this definition notwithstanding
                                            the above excludes:-

                                            i) contracts or arrangements
                                            relating to those assets which are
                                            excluded from the sale by clause 2.4
                                                                      ==========
                                            of this Agreement;

                                            ii) contracts of employment of any
                                            employees of the Vendor or any
                                            member of the Lucas Group;

                                            iii) any hire, hire purchase or
                                            leasing contract other
                                            than in relation to the Leased
                                            Assets;

                                            iv) any contract or arrangement
                                            relating to any liabilities of the
                                            Vendor or any member of the Lucas
                                            Group to be retained by the Vendor
                                            (or any such member) pursuant to
                                            this Agreement;

                                            v) Group Sharing Arrangements;

                                            vi) any forward exchange currency
                                            contracts not listed in Schedule 10;

                                            vii) any contract or arrangement
                                            (other than any contract, notional
                                            contract or transaction between
                                            Lucas Aftermarket Operations and
                                            the Activity) entered into by Lucas
                                            Aftermarket Operations and another
                                            person

             "the Creditors"                The book and other debts owing by
                                            the Vendor or, (to the extent
                                            reflected as a liability in the
                                            books and ledgers of the Vendor in
                                            relation to the Activity on the
                                            Completion Date) by any other member
                                            of the Lucas Group on behalf of the
                                            Activity, to or in respect of trade
                                            creditors, trade bills payable and
                                            any other amounts payable to
                                            creditors in connection with the
                                            Activity at the close of business on
                                            the Completion Date (and whether or
                                            not then due and payable) including
                                            without limitation

                                            i)   the Accruals and where the
                                                 liability accrued for is due to
                                                 a member of the Lucas Group in
                                                 respect of the Activity or by
                                                 the Activity to another
                                                 Business Unit (in each case on
                                                 current account) to the extent
                                                 provided for as a creditor in
                                                 the Final Completion Statement;
                                                 and

                                            ii)  to the extent specifically
                                                 provided for as a creditor in
                                                 the Final Completion Statement
                                                 any amounts owed by the Vendor
                                                 to any member of the Lucas
                                                 Group in respect of the
                                                 Activity or to the same extent
                                                 by the Activity to another
                                                 Business Unit (in each and any
                                                 such case on current account)
                                                 but excluding (for the
                                                 avoidance of doubt) any Lucas
                                                 Internal Funding and any other
                                                 indebtedness in the nature of
                                                 borrowings (but not, for the
                                                 avoidance of doubt, monies
                                                 payable in respect of the
                                                 agreements relating to Leased
                                                 Assets)

                                            iii) any amounts owing to creditors
                                                 under the Group Sharing
                                                 Arrangements to the extent they
                                                 relate to the Activity

             "the David Brown Claim"        The claim notified by Hammond
                                            Suddards, Solicitors for David Brown
                                            Defence Equipment Limited in a
                                            letter dated 14 March 1997 against
                                            the Vendor in respect of the
                                            Activity relating to the supply by
                                            the Vendor to David Brown Defence
                                            Equipment Limited of Transducers
                                            (type 494/7,) David Brown part
                                            number: 00472VT, manufactured by
                                            Ranco Controls Limited (registered
                                            number: 702171) for use in
                                            Challenger 1 and Challenger 2 tanks
                                            (the "DB Supply"), a copy of which
                                            letter is annexed to the Disclosure
                                            Letter and any other claim which is
                                            being or may after Completion be
                                            made against the Vendor or any
                                            member of Lucas Group or the
                                            Purchaser in respect of the Activity
                                            relating to or arising from or
                                            consequential on the DB Supply

             "the Debtors"                  The book and other debts owing to
                                            the Vendor or (to
                                            the extent reflected as an asset in
                                            the books and ledgers of the Vendor
                                            in relation to the Activity on the
                                            Completion Date) any other member of
                                            the Lucas Group on behalf of the
                                            Activity by or in respect of trade
                                            debtors, trade bills receivable and
                                            any other amounts owing to the
                                            Vendor or any other member of the
                                            Lucas Group by debtors in connection
                                            with the Activity (including,
                                            without limitation, amounts due from
                                            Transferring Employees) at the close
                                            of business on the Completion Date
                                            (and whether or not then due and
                                            payable) and to the extent
                                            specifically included as a Debtor in
                                            the Final Completion Statement any
                                            amounts owed by any member of the
                                            Lucas Group to the Vendor in respect
                                            of the Activity or to the same
                                            extent owed to the Activity by
                                            another Business Unit (in each and
                                            any such case on current account)
                                            but excluding (for the avoidance of
                                            doubt) any Lucas Internal Funding
                                            and any other monies in the nature
                                            of a loan

             "the Disclosure Letter"        The letter of even date herewith
                                            written by the Vendor to the
                                            Purchaser in the Agreed Terms

             "Encumbrance"                  Any interest, equity or claim of any
                                            person (including, without prejudice
                                            to the generality of the foregoing,
                                            any right to acquire, option or
                                            right of pre-emption) or any
                                            mortgage, charge, pledge, lien,
                                            assignment, hypothecation, security
                                            interest (including any created by
                                            law), title retention (relating to
                                            fixed assets only) or any other
                                            security agreement or arrangement

             "Environment"                  The environment as defined in
                                            section 1(2) of the Environmental
                                            Protection Act 1990 and

                                            "Environmental" shall have
                                            a corresponding meaning

             "Environmental Claims"         Save as set out in the Environmental
                                            Indemnity Exceptions Letter any
                                            action, demand, demand letter,
                                            claim, notice of non-compliance or
                                            violation, notice of liability,
                                            proceeding, consent order or consent
                                            agreement (including investigation,
                                            corrective and remedial action costs
                                            incurred for works required by any
                                            competent authority or governmental
                                            body of competent jurisdiction) in
                                            respect of an act or omission of any
                                            member of the Lucas Group prior to
                                            Completion relating in any way (1)
                                            to (or as the case may be) breach or
                                            violation of any Environmental Law,
                                            Environmental Licence or Hazardous
                                            Substances or (2) to the generation,
                                            transportation, placement, storage,
                                            handling, transmission, discharge,
                                            treatment, use, manufacture and/or
                                            disposal by the Vendor or any other
                                            member of the Lucas Group and/or by
                                            any other person of any Hazardous
                                            Substances or other materials (3) to
                                            the pollution, conservation or
                                            protection of the Environment or any
                                            matter affecting the Environment, in
                                            each case the cause of which arose
                                            prior to the Completion Date at
                                            and/or in and/or on and/or from, as
                                            the case may be, any site and/or
                                            facility and/or the Property

             "the Environmental Indemnity   The letter from the Vendor to the
             Exceptions Letter"             Purchaser having the same date as
                                            this Agreement setting out matters
                                            which are relevant for the purposes
                                            of liability under the Environmental
                                            Indemnity

             "Environmental Law"            Any Statute, treaty, directive,
                                            regulation, legislative or other
                                            measure or law in effect at the date
                                            of this Agreement as currently
                                            enforced by the relevant
                                            statutory administrative or
                                            regulatory authority following
                                            judicial or administrative
                                            interpretation thereof at the date
                                            of this Agreement, including any
                                            judicial or administrative order,
                                            consent decree or judgment, relating
                                            to pollution, conservation or
                                            protection of the Environment,
                                            health, safety or natural resources
                                            or any matters referred to within
                                            (2) of the definition Environmental
                                            Claims by or to which the Vendor or
                                            Lucas in respect of the Activity or
                                            any of the Assets is currently bound
                                            or subject

             "the Environmental Indemnity"  The indemnity as to environmental issues contained in clause 9.3(1)
                                                                =============

             "Environmental Licence"        Any permit, licence, authorisation,
                                            consent or other approval required
                                            at any time by the Vendor or any
                                            member of Lucas Group in relation to
                                            the Activity or any of the Assets
                                            pursuant to any Environmental Law;

             "Excluded Liabilities"         The liabilities to be retained by
                                            the Vendor or if relevant Lucas
                                            Group as set out in clause 9.1
                                                                ==========

             "Fines" In relation to the Activity, fines and penalties which the Vendor becomes liable to pay to any governmental or regulatory authority or department as a result of violation by or other non-compliance on the part of, the Vendor or any agent thereof for whose acts or omissions the Vendor is vicariously liable (or where the Vendor is liable to indemnify such agent such amounts for which the Vendor is liable to pay in indemnification of such agent) of or with any law (including any statutory or regulatory provisions but excluding any Environmental Law as to which the provisions of clause 9.3(1) shall exclusively apply) applicable to the Vendor or such agent and any other payment in th enature of a fine or penalty which the Vendor becomes liable to make to any such atuthority or department as a result of any such violation or non-compliance where and to the extent that in any such event at any time prior to the Completion Date.

             "the Fixed Price Element"      The aggregate of the Price for the
                                            Contracts, the Price for the
                                            Goodwill, the Price for the
                                            Intellectual Property, the Price for
                                            the Know How, the Price for the
                                            Trademarks, the Price for the Plant
                                            Machinery and Equipment, the price
                                            for the Commercial Confidential
                                            Information and the Price for the
                                            Property namely (Pounds)12,730,000

             "the Goodwill"                 All the goodwill of the Vendor and,
                                            where relevant, any member of the
                                            Lucas Group in connection with the
                                            Activity

             "Group Sharing Arrangements"   Any and all contracts or
                                            arrangements including but not
                                            limited to those listed in Schedule
                                            13 relating to the supply of goods
                                            and services to the Vendor in
                                            respect of the Activity and the
                                            supply of the same or similar goods
                                            or services to another member of the
                                            Lucas Group or another Business Unit
                                            from the same supplier

             "Hazardous  Substance"         Any substance whatsoever (whether in
                                            a solid or liquid form or in the
                                            form of a gas or vapour and whether
                                            alone or in combination with any
                                            other substance) or waste (as
                                            defined in the Environmental
                                            Protection Act 1990) which is
                                            capable of causing harm to man or
                                            any other living organism supported
                                            by the Environment or damaging the
                                            Environment or
                                            public health or welfare

             "Incremental Cost"             In relation to any repair or
                                            replacement product, the cost of
                                            performing such repair or replacing
                                            such product which shall not for the
                                            avoidance of doubt include an
                                            apportionment of any fixed cost or
                                            overhead for which the Purchaser
                                            would have been liable or incurred
                                            had it not been obliged to carry out
                                            such repair or replacement less the
                                            net scrap or core value (as
                                            appropriate) of the replaced product
                                            or as the case may be materials
                                            actually recovered by the Purchaser
                                            after allowing for all costs of
                                            recovery

             "the Indemnities"              All indemnities given by the Vendor
                                            under this Agreement

             "the Independent Accountant"   The firm of chartered accountants to
                                            whom any matter is submitted for
                                            final resolution in accordance with
                                            clause 3.8
                                            ==========

             "Intellectual Property"        Except as specifically described in
                                            and licensed to the Purchaser by any
                                            of the Ancillary Agreements all
                                            industrial and intellectual property
                                            rights (whether registered or
                                            unregistered) owned by Lucas Group
                                            used by the Vendor and exclusively
                                            relating to the Activity subsisting
                                            in any part of the world excluding
                                            the Trade Marks, Commercial
                                            Confidential Information, the Know-
                                            How and any Shared IP but including

                                            (i) trade or business names, trade
                                            marks service marks, designs, design
                                            rights, patents and copyright
                                            (whether in computer programs or
                                            not) (and all applications in
                                            respect of any of the foregoing);

                                            (ii) the benefit of contractual
                                            rights to any intellectual
                                            property licensed for use
                                            exclusively or non-exclusively in
                                            the Activity from third parties
                                            (excluding other members of Lucas
                                            Group) or by the Vendor in respect
                                            of the Activity to third parties;

                                            (iii) such right title and interest
                                            which the Vendor or, as the case may
                                            be, other member of the Lucas Group
                                            (if any) has in or to the product
                                            names and part numbers (save to the
                                            extent that they are Shared IP)
                                            relating to the products listed by
                                            type number in Part 1 of Schedule 2;

                                            but excluding all intellectual
                                            property rights whether registered
                                            or unregistered

                                            i) owned by a member of the Lucas
                                            Group other than the Vendor and used
                                            by Lucas TVS and Lucas Turkey;

                                            ii) owned by the Vendor or the Lucas
                                            Group and used in connection with
                                            remanufacturing activities of
                                            another Business Unit;

                                            iii) relating to small electrical
                                            motors of the generic type AM60,
                                            WM60, WLM60 and 17W

                                            iv) for the avoidance of doubt,
                                            relating to the 24 volt external fan
                                            80 amp alternator under development
                                            by Lucas TVS and under review by the
                                            Activity

             "Key Personnel"                Ian Smith and Bob Pate

             "Know-How"                     (i) All inventions relating to
                                            manufacturing or operating
                                            processes, manufacturing and process
                                            techniques, secret formulae and
                                            other industrial, manufacturing and
                                            operating process proprietary
                                            knowledge and information and in use
                                            or owned by
                                            any member of the Lucas Group and
                                            used exclusively in respect of the
                                            Activity but excluding any
                                            Commercial Confidential Information
                                            and excluding any of the same which
                                            is expressly retained by any member
                                            of the Lucas Group under the
                                            Ancillary Agreements

                                            (ii) such right title and interest
                                            which the Vendor or, as the case may
                                            be, other member of the Lucas Group
                                            has in developments or designs of
                                            the products listed in Part 1 of
                                            Schedule 2 carried out at the
                                            Property or elsewhere by the Vendor
                                            or any other member of Lucas Group
                                            prior to the Completion Date

                                            (iii) such right title and interest
                                            which the Vendor or, as the case may
                                            be, other member of the Lucas Group
                                            has in developments, designs or
                                            prototypes (save to the extent that
                                            they are Shared IP) of other
                                            products of a similar kind to those
                                            listed in Part 1 of Schedule 2
                                            (whether such products are currently
                                            in manufacture or not) carried out
                                            at the Property by the Vendor

             "the LAO Activity"             The meaning given to that term in
                                            the LAO Sale and Transition
                                            Agreement

             "the LAO Sale and Transition   The agreement to be entered into on
             the Agreement"                 date hereof between (1) Lucas
                                            Aftermarket Operations and (2) the
                                            Purchaser which is listed in
                                            schedule 2 to the Umbrella Agreement
                                            as being one of the Ancillary
                                            Agreements referred to therein

             "the Lease"                    the lease in the Agreed Terms to be
                                            entered into by (1) the Purchaser
                                            and (2) Lucas Corporate in respect
                                            of Lucas Corporate's continued
                                            occupation of part of the Property
                                            following Completion

             "the Leased Assets"            Those Assets not owned by the Vendor
                                            which are used in the Activity which
                                            are the subject of hire or other
                                            rental or hire purchase, credit
                                            sale, leasing agreements or other
                                            agreements for payment on deferred
                                            terms other than those forming part
                                            of the Group Sharing Arrangements
                                            brief particulars of which assets
                                            and agreements are listed in
                                            Schedule 4

             "Lucas Aftermarket Operations" Lucas Limited trading as "Lucas
                                            Aftermarket Operations"

             "Lucas Central Treasury"       The LucasVarity Treasury Department
                                            presently based at Larden Road Acton
                                            England

             "Lucas Competitor"             Bosch, Magneti Marelli and Valeo and
                                            any Associated Company of any such
                                            person

             "Lucas Corporate"              The LucasVarity Corporate Department
                                            (including for the avoidance of
                                            doubt Lucas Central Treasury)
                                            presently based at Larden Road,
                                            Acton, England

             "the Lucas Group"              LucasVarity, and any Subsidiary or
                                            Subsidiary Undertaking of
                                            LucasVarity for the time being

             "Lucas Internal Funding"       All monies due to or from the
                                            Activity from or to the Lucas
                                            Central Treasury which is either
                                            quasi capital or otherwise owed on
                                            capital account or which had the
                                            Lucas Central Treasury been a bank
                                            would have amounted to an overdraft

             "Lucas Turkey"                 Lucas Elektrik Sanayi Ve Ticaret AS

             "Lucas TVS"                    Lucas TVS Limited

             "LucasVarity"                  LucasVarity plc, registered number
                                            3207774

             "the Management Accounts"      The unaudited management accounts of
                                            the Vendor
                                            comprising solely the unaudited
                                            balance sheet and profit and loss
                                            account of the Activity made up to
                                            30 December 1997 a true copy of
                                            which is annexed to the Disclosure
                                            Letter

             "Master Lease"                 The Master Hiring Agreement (number
                                            51986) dated 26th July 1993 and made
                                            between 1) Lucas and 2) Lex Vehicle
                                            Leasing Limited relating to, inter
                                            alia, the vehicles listed in
                                            Schedule 13

             "Net Current Assets Value"     The aggregate of the values of the
                                            Debtors and the Prepayments and the
                                            Stock less the aggregate of the
                                            values of the Creditors and Accruals
                                            and the Warranty Provision at close
                                            of business on the Completion Date
                                            calculated in accordance with the
                                            Accounting Principles consistently
                                            applied and agreed or ascertained in
                                            accordance with clause 3
                                                            ========
             "Original Equipment
             Manufacturer"                  Any manufacturer or assembler of
                                            transport vehicles, engines or
                                            similar equipment including, but not
                                            limited to, a manufacturer or
                                            assembler of motor cars, vans,
                                            buses, coaches, forklifts,
                                            industrial vehicles, trucks,
                                            tractors or marine, motive power or
                                            stationary engines or a manufacturer
                                            of components or sub-assemblies to
                                            be fitted as original equipment to
                                            such vehicles, engines or similar
                                            equipment

             "Original Equipment Service"   The market for supplies of spare and
                                            replacement parts to any Original
                                            Equipment Manufacturers other than
                                            for fitting as original equipment or
                                            to any dealer of any Original
                                            Equipment Manufacturer in its
                                            capacity as a dealer of such
                                            Original Equipment Manufacturer


             "the Other Sale Agreements"    The Argentinean Sale Agreement and
                                            the South African Sale Agreement, as
                                            each such expression is
                                            defined in the Umbrella Agreement
                                            and the LAO Sale and Transition
                                            Agreement

             "the Other Warranties and
             Other Capped Indemnities"      The Warranties and Capped
                                            Indemnities on the part of the
                                            relevant vendor contained in each of
                                            the Other Sale Agreements

             "the Perkins Claim"            Any potential claim or any claim
                                            (whomsoever made by) whether before
                                            or after Completion following
                                            VarityPerkins' or Perkins Group
                                            Limited's allegation that it has
                                            been unable to output Challenger
                                            powerpacks to Vickers Defence
                                            Systems as referred to in a letter
                                            from Perkins Group Limited to the
                                            Activity dated 2 December 1997
                                            arising from or from a breach of the
                                            particular contractual relations
                                            between the Vendor (in relation to
                                            the Activity) and Perkins Group
                                            Limited in respect of which such
                                            allegation is made.

             "the Plant, Machinery and
             Equipment"                     The fixed and moveable plant and
                                            machinery, tooling and equipment
                                            (including vehicles) owned by the
                                            Vendor or any other member of Lucas
                                            Group which is/are used in the
                                            Activity and which is listed in the
                                            schedule annexed to the Disclosure
                                            Letter and such other machinery
                                            tooling furniture and equipment
                                            owned by the Vendor or any other
                                            member of Lucas Group wherever
                                            located and used solely in or for
                                            the Activity

             "the Prepayments"              So much of the payments made in
                                            advance by the Vendor or, (to the
                                            extent reflected in the books and
                                            ledgers of the Vendor in relation to
                                            the Activity on the Completion Date)
                                            by any other member of the Lucas
                                            Group prior to the Completion Date
                                            in the course of carrying on the
                                            Activity in respect of a
                                            period of time which commences
                                            before the Completion Date and ends
                                            after the Completion Date as relates
                                            to the period after the Completion
                                            Date but excluding any such payment
                                            made by or on behalf of the Vendor
                                            in respect of the Activity relating
                                            to insurance (the benefit of which
                                            is not to be transferred to the
                                            Purchaser)

             "the Price for the Commercial  The sum of (Pounds)1
             Confidential Information"

             "the Price for the Contracts"  The sum of (Pounds)1

             "the Price for the Goodwill"   The sum of (Pounds)1

             "the Price for the             The sum of (Pounds)1
             Intellectual Property"

             "the Price for the Know-How"   The sum of (Pounds)2,061,000

             "the Price for the Plant       The sum of (Pounds)5,668,995
             Machinery and Equipment"

             "the Price for the Property"   The sum of (Pounds)5,000,000 being
                                            the aggregate of (Pounds)3,000,000
                                            for land, (Pounds)1,500,000 for
                                            buildings and (Pounds)500,000 for
                                            plant and fixtures forming part of
                                            the buildings

             "the Price for the Trademarks" The sum of (Pounds)1

             "Product Liability"            Liability in respect of death,
                                            personal injury, physical damage to
                                            property (other than to the products
                                            themselves) caused by a defect in
                                            any product manufactured, assembled,
                                            repaired, refurbished,
                                            serviced, sold or supplied (or
                                            caused by a failure to carry out
                                            servicing properly) prior to the
                                            Completion Date by the Vendor in
                                            relation to the Activity

             "the Provisional               The sum of (Pounds)18,453,000 being
                                            the aggregate of:

                                            (1)  the Fixed Price Element;

                                            (2)  (Pounds)5,723,000 being the
                                            estimated Net Current Assets Value;

             "the Property"                 The leasehold and freehold property
                                            described in Schedule 5 Part 1
                                                         ==========
             "the Purchaser's Group"        PEI Holdings Inc, a Delaware
                                            Company, and any Subsidiary or
                                            Subsidiary Undertaking of that
                                            company for the time being

             "the Purchaser's Lawyers       Pannone & Partners of 123 Deansgate,
                                            Manchester M3 2BU, England and
                                            Brobeck Phleger & Harrison LLP of
                                            One Market Plaza, Spencer Street
                                            Tower, San Francisco CA 94105, USA

             "the Records"                  All such records, lists of customers
                                            and suppliers and written material
                                            located at the Property recording
                                            the Contracts, accounts and other
                                            documents in each case in whatever
                                            medium held relating exclusively to
                                            the Activity or any of the Assets to
                                            enable the Purchaser effectively to
                                            carry on (or in the case of the
                                            Property occupy) the same in
                                            succession to the Vendor or Lucas
                                            including without limitation the
                                            following:- all promotional
                                            material, sales publications,
                                            catalogues, price lists, advertising
                                            materials, technical documentation
                                            and drawings, surveys, reports and
                                            other technical materials and sales
                                            matter, records comprising or
                                            representing accounts, ledgers,
                                            payroll
                                            records, NIC and PAYE records
                                            relating exclusively to the
                                            Transferring Employees and to the
                                            extent not located at the Property
                                            or to the extent the same relate
                                            partly but not exclusively to the
                                            Activity or the Assets copies of the
                                            same but in any case excluding any
                                            of the same which the Vendor or any
                                            other member of the Lucas Group is
                                            required by law to retain and
                                            excluding insurance policies

             "the Regulations"              The Transfer of Undertakings
                                            (Protection of Employment)
                                            Regulations 1981 as amended

             "Shared IP"                    Except as specifically described in
                                            and licensed to the Purchaser or any
                                            member of the Purchaser's Group by
                                            any of the Ancillary Agreements, and
                                            excluding the Intellectual
                                            Property,the Trade Marks, Know-How,
                                            Commercial Confidential Information
                                            and trademarks all industrial and
                                            intellectual property rights
                                            (whether registered or unregistered)
                                            owned by the Vendor or any other
                                            member of the Lucas Group and used
                                            by the Vendor in relation to the
                                            Activity or some part thereof and
                                            also used by the Vendor in relation
                                            to a Business Unit other than the
                                            Activity or another member of Lucas
                                            Group in relation to its business,
                                            subsisting in any part of the world
                                            including service marks, designs,
                                            design rights, copyright (whether in
                                            computer programs or not) patents
                                            (and all applications in respect of
                                            any of the foregoing);

             "the Stock"                    All stocks, including raw materials
                                            and components, spare parts,
                                            operating supplies, maintenance and
                                            non product stock, work-in-progress,
                                            finished goods, bought-in-goods,
                                            packaging materials, packages and
                                            products and services in
                                            intermediate stages of
                                            manufacture or completion owned by
                                            the Vendor at the close of business
                                            on the Completion Date for use or
                                            sale in connection with the Activity
                                            (including where the same (i)
                                            incorporates goods or materials
                                            supplied by a supplier subject to
                                            reservation of title or (ii) has
                                            been supplied on a consignment stock
                                            or sale or return basis) but
                                            excluding for the avoidance of doubt
                                            any such items owned by the Vendor
                                            but recorded as an asset in the
                                            books and ledgers of the Vendor
                                            relating to the LAO Activity

             "Subsidiary"                   A subsidiary company as defined in
                                            section 736 of the Companies Act
                                            1985

             "Subsidiary Undertaking"       A subsidiary undertaking as defined
                                            in Section 258 Companies Act 1985

             "the Supplier Contracts"       Contracts and arrangements which
                                            were entered into before the close
                                            of business on the Completion Date
                                            by or on behalf of the Vendor with
                                            suppliers for the supply to the
                                            Vendor of goods or services in
                                            connection with the Activity which
                                            then remain to be performed, in
                                            whole or in part but excluding the
                                            Group Sharing Arrangements

             "Taxation"                     Corporation tax, income tax, gross
                                            receipts tax, capital gains tax,
                                            PAYE, value added tax, sales and use
                                            tax, transfer tax, customs and other
                                            import duties, excise duties, stamp
                                            duty, stamp duty reserve tax,
                                            capital duty, property tax,
                                            employment tax, and other foreign
                                            taxation equivalent to those taxes,
                                            duties and charges listed in this
                                            paragraph, together with any payment
                                            whatsoever which may be required to
                                            be made to any person in whatever
                                            country as a result of the operation
                                            of any enactment in force at the
                                            date
                                            hereof relating to taxation and
                                            all penalties, charges, additions to
                                            tax, and interest relating to any
                                            claim for taxation or resulting from
                                            a failure to comply with the
                                            provisions of any such enactment
                                            relating to taxation

             "the Taxation Warranties"      The warranties contained in
                                            paragraph 2.4(C) of the Warranties

             "Third Party Rights"           All rights of each of the Vendor and
                                            Lucas or either of them against
                                            third parties (but not, for the
                                            avoidance of doubt, against the
                                            Vendor or Lucas) arising out of or
                                            in connection with any of the Assets
                                            or the conduct of the Activity prior
                                            to the Completion Date (other than
                                            any such rights arising from or in
                                            connection with a liability
                                            (including without limitation the
                                            David Brown Claim the Bearings
                                            Claims and the Perkins Claim) which
                                            is not or will not be assumed by the
                                            Purchaser) including but not limited
                                            to but save as aforesaid (i) all
                                            rights under or in respect of
                                            manufacturer's or supplier's
                                            representations, warranties,
                                            guarantees and other contractual
                                            obligations and assurances (express
                                            or implied), (ii) all warranty or
                                            indemnity claims against any
                                            transferor of the Assets or any of
                                            them, (iii) all rights against any
                                            vendor or contractor in respect of
                                            any defect in the title,
                                            construction or condition of the
                                            Property or in respect of any work
                                            or treatment carried out on the
                                            Property, and (iv) all rights
                                            against sub-contractors but
                                            excluding any claim by or right of
                                            the Vendor in respect of (a)
                                            Taxation or (b) insurance (other
                                            than to the extent that it relates
                                            to any Asset hereby agreed to be
                                            sold or a liability hereby agreed to
                                            be transferred and then only to the
                                            extent that both the insurance claim
                                            and the asset or
                                            liability in question have been
                                            reflected in the Final Completion
                                            Statement consistent with the
                                            principles of insurance

             "Trademarks"                   The registered trademarks listed in
                                            Schedule 14

             "the Transferring Employees"   Those employees of the Vendor or any
                                            other member of Lucas Group whose
                                            names and details are set out in
                                            Schedule 6 being all the employees
                                            who are employed in connection with
                                            the Activity at close of business on
                                            the Completion Date

             "the Umbrella Agreement"       An agreement in the Agreed Terms
                                            entered into on the same date as
                                            this Agreement between(1) Lucas and
                                            others (2) the Purchaser and others
                                            and (3) PEI Holdings Inc

             "the Uncapped Indemnities"     The indemnities given by the Vendor
                                            in clauses 7.3, 8.7.4, 8.8, 8.9, 9.1
                                            and 10.9.2 of this Agreement

             "the Vendor's Solicitors"      Eversheds of 10 Newhall Street,
                                            Birmingham

             "the Warranties"               The warranties of the Vendor
                                            contained in clause 8 and Schedule 7
                                                         ========
             "the Warranty Provision"       Any provision made in the Final
                                            Completion Statement (as defined
                                            below) calculated in accordance with
                                            the Accounting Principles
                                            consistently applied in respect of
                                            liabilities (whether actual or
                                            contingent) for Warranty Work (as
                                            defined in clause 10) or Product
                                                       =========
                                            Liability

1.2 References in this Agreement to statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof for the time being in force and any orders, regulations, instruments or other subordinate legislation made thereunder provided always that this shall not operate to increase the liability of the parties hereunder.

1.3    In this Agreement:


       1.3.1 the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa

       1.3.2 references to persons shall include bodies corporate, unincorporated associations and partnerships

       1.3.3 the expressions "the Vendor" and "Lucas" shall include their respective successors in title

       1.3.4 the headings (including for the avoidance of doubt, those headings shown in bold type in Part 1 of Schedule 2) contained in this document are inserted for convenience only and shall not affect its construction

       1.3.5 references to any agreements, assets, contracts, property, rights, benefits, obligations or liabilities of the Vendor or Lucas in relation to the Activity or Property or Assets, or to products or services sold or supplied by or to the Vendor or Lucas, shall include the same where they have been entered into, acquired, incurred, sold or supplied by or to another member of the Lucas Group as agent for the Vendor or Lucas whether or not the Vendor or Lucas was a disclosed or undisclosed principal.

1.4 Whenever a document is referred to as being "in the Agreed Terms" it shall be in the form agreed and initialled by or on behalf of the Vendor and the Purchaser.

1.5 Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

2.     SALE AND PURCHASE OF THE ACTIVITY AND THE ASSETS
       ------------------------------------------------

2.1 The Vendor shall (and where relevant shall procure that Lucas will) sell and the Purchaser shall purchase as at and with effect from Completion the business comprising the Activity and the following on a going concern basis:-

       2.1.1 the benefit of the Contracts (subject to the burden attaching thereto)

       2.1.2    the Goodwill;

       2.1.3    (a)  the Intellectual Property,

                (b)  the Trade Marks and

                (c)  the Know-How;

       2.1.4    the Plant, Machinery and Equipment;

       2.1.5    the Records;

       2.1.6    the Stock;

       2.1.7    the Debtors and the benefit of the Prepayments

       2.1.8    the Commercial Confidential Information;

       2.1.9    the Third Party Rights;

       2.1.10 all other physical assets of whatsoever nature owned by the Vendor or any other member of Lucas Group and exclusively employed in the Activity at Completion and not otherwise specified or excepted herein;

       free from Encumbrances (except reservation of title claims by suppliers) but without prejudice thereto with full title guarantee (save in respect of unregistered Intellectual Property) and the express assurance as to freedom from Encumbrances and the covenants implied by Sections 2 and 3 of the Law of Property (Miscellaneous Provisions) Act 1994 shall apply to anything falling within the scope of such assurance and covenants notwithstanding that the Vendor does not know or could not reasonably be expected to know about it.

2.2 Lucas will sell and the Purchaser will buy the Property upon the terms hereof and the conditions of sale set out in Schedule 5 Part 2. In case of any conflict between the Standard Conditions therein referred to and this Agreement the provisions of this Agreement shall prevail.

2.3 The Purchaser shall pay the Creditors and the Accruals in accordance with the Vendor's normal business practice in relation to the Activity. The Purchaser shall indemnify the Vendor against all expenses costs loss damage and liability incurred by the Vendor as a result of any failure or delay in so paying.

2.4 There shall be expressly excluded and excepted from the sale and purchase hereunder (and nothing in this Agreement shall operate to transfer) any of the following:

       2.4.1    the benefit to the Vendor of this Agreement;

       2.4.2    ownership of the Leased Assets;

       2.4.3 other than the Intellectual Property, any trademarks, trade names, products' names, patents, copyrights, registered designs and any other intellectual property rights of the Vendor or any other member of the Lucas Group (including without limitation all such rights relating to the In-Line Pump Products ) or (save as expressly permitted by this Agreement or any Ancillary Agreement or the Umbrella Agreement) any rights to use the same;

       2.4.4 any right to use the names "Lucas" or "LucasVarity" or "CAV" or the Lucas Group diagonal flash or any other similar trade mark or other distinctive Lucas Group get-up save as provided herein in the Umbrella Agreement or in the Ancillary Agreements;

       2.4.5 save for and to the extent of any cash included as an asset in the Final Completion Statement, all cash in the Lucas Group's hands or any cash in the Lucas Group's bank(s) at Completion and the benefit of any payments in advance made by the Vendor in relation to the Activity which are excluded from the Prepayments;

       2.4.6 all cheques and negotiable instruments issued in favour of the Lucas Group prior to Completion (save where any such cheque or negotiable instrument in accordance with the Accounting Principles consistently applied constitutes part of Debtors sold hereunder, appears as an asset in the Final Completion Statement and is taken fully into account in calculating the Net Current Assets Value);

       2.4.7 any insurance claim made by or available to the Lucas Group and all unearned premiums under insurance policies or other rights to refunds thereunder attributable to any period of time after the Completion Date except in each case to the extent taken into account or otherwise reflected in the Final Completion Statement and Net Current Assets Value;

       2.4.8 any claim made by or available to the Lucas Group in respect of an event occurring prior to Completion other than the Third Party Rights;

       2.4.9 any fixtures and fittings on the part of the Property which is leasehold which are landlords fixtures and fittings together with, for the avoidance of doubt any fixtures and fittings on that part of the Property the subject to the Lease in the nature of tenants fixtures and fittings which are owned by Lucas Corporate;

       2.4.10 corporation tax losses and the benefit of any claims made or to be made for repayment of any taxation or tax allowance of the Vendor or any other company in the Lucas Group in relation to the Activity in respect of the period prior to Completion;

       2.4.11   any Lucas Internal Funding;

       2.4.12   the pallets and collars owned by the Lucas Pallet Pool;

       2.4.13 any sums owed to or by any member of the Lucas Group by or to the Vendor in respect of the Activity to or by another Business Unit in respect of the Activity where such sums are owed on loan account;

       2.4.14 any liability of the Vendor or any member of the Lucas Group in respect of the Claims.


2.5 If any of the Assets to be sold hereunder by the Vendor is owned by any other member of the Lucas Group or any of the Transferring Employees is employed by any such other member or there is any other obligation of the Vendor hereunder which is only capable of being satisfied by or with the assistance of any such other member, the Vendor shall not be deemed to be in breach of this Agreement so long as the Vendor procures, to the extent necessary, compliance by such other member with the terms and conditions of this Agreement which the Vendor hereby undertakes to do. Such other member and, where appropriate, its employees, shall have the benefit of any exclusions of liability contained herein in relation to the Assets and any indemnity given by the Purchaser herein to the Vendor in relation to the Assets, the Activity or the Transferring Employees. If any member of the Lucas Group other than the Vendor is a party to any of the Contracts or the Completed Contracts the relevant provisions of clause 5
                                                                       ========
       shall apply to such Contract or Completed Contract (as the case may be) as if the Vendor were party thereto and references in those clauses to the Vendor, shall where appropriate be construed as references to the relevant member of the Lucas Group. Accordingly the relevant member of the Lucas Group shall be entitled to benefit from the obligations undertaken and indemnities given by the Purchaser in relation to that Contract or Completed Contract under those Clauses.

2.6 Insofar as tooling, jigs, patterns, dies and similar equipment ("tooling") used in the Activity is owned by a third party other than any member of Lucas Group (and title to which accordingly does not pass to the Purchaser hereunder) the Vendor assigns to the Purchaser whatever right title or interest (if any) it or any other member of Lucas Group
       may have in such tooling.   The Vendor will if asked by the Purchaser
       give reasonable assistance to the Purchaser to help resolve any dispute which may arise between the Purchaser and any such third party asserting ownership of tooling or requiring payments which are inconsistent with practice prior to Completion and in so doing each party shall bear its own costs.

2.7 The Vendor agrees that the Purchaser may (to the extent that the Vendor can grant any such right) for a period of 6 months after Completion represent itself as carrying on the Activity in succession to the Vendor but this agreement shall not grant or imply (and shall specifically exclude) any right on the part of the Purchaser (save to the extent granted herein in the Umbrella Agreement or Ancillary Agreements) in the names or mark "CAV" or "Lucas" or "LucasVarity" or in the Lucas Group diagonal flash or any other similar trademark or other distinctive Lucas Group get-up or in the goodwill attaching thereto.

3.     THE CONSIDERATION
       -----------------

3.1 The purchase price for the Assets shall be the aggregate of the Fixed Price Element plus the Net Current Assets Value. The Purchaser's remedies shall not in any way be limited or affected by the amount apportioned to any particular Asset or category of the Assets in this Agreement.

3.2 On Completion the Purchaser shall pay to the Vendor (for itself and on behalf of Lucas) in cash the Provisional Consideration.

3.3 The following provisions shall apply regarding the calculation of the Net Current Assets Value, namely:


       3.3.1 the Vendor and the Purchaser shall, in conjunction with local management of the Activity, procure that:

                3.3.1.1 if not done immediately before then on the day of or no later than during the 3 days immediately following
                           Completion there is carried out a stock-take of the Stock; and

                3.3.1.2 immediately following Completion there is undertaken a review of the Debtors and Prepayments, Creditors and Accruals and the Warranty Provision

       in each case for the purposes of ascertaining the data to which the Accounting Principles shall be consistently applied in order to prepare the statements that are contemplated as being prepared in accordance with this clause 3 and so as to determine the Net Current Assets Value.
            ========


       3.3.2 Each of the Vendor and the Purchaser shall be entitled to have several representatives present at such stock-take; neither shall be entitled, in the absence of manifest error, to raise any objection as to the correctness of any data relating to the quantities and descriptions of the items the subject of the stocktake if no representative of the relevant party attends such stocktake.

       3.3.3 The Purchaser will on and after Completion allow the Vendor full access to all properties occupied by the Activity and occupied by any other member of the Purchaser's Group for the purposes of the Activity all relevant employees and all records, information and other documentation to enable the Vendor and the Purchaser to carry out and complete each such stock-take, (if the same is not completed before Completion) and review and to prepare the draft Completion Statement defined and referred to in clause
                                                                      ======
                3.4. In particular but without limitation to the foregoing the
                ===
                Purchaser will (in so far as such persons shall remain employed in the Activity) grant and procure that the Vendor is granted access to and the services of each of John Walker and Z. Iqbal for all purposes of this clause 3, including, without
                                         ========
                limitation, the ascertainment of Net Current Assets Value pursuant to this clause 3.
                                 ========
       3.3.4 The Net Current Assets Value shall be determined in accordance with the Accounting Principles consistently applied. If and to the extent any matter arises which is not dealt with in the Accounting Principles the same shall be determined on a basis which is consistent with the Accounts or in the event of a new issue not dealt with in the Accounts in accordance with generally accepted accounting principles in the UK, in either event materiality shall be determined in relation to the Activity on a standalone basis.

       3.3.5 Without prejudice to the Accounting Principles which consistently applied shall apply to determine the amount of any relevant provision or reserve, the draft Completion Statement and the Final Completion Statement (as each such expression is defined and referred to in clauses 3.4 and 3.9) shall not
                                           ===========     ===
                contain any provision or reserve in respect of any liability of the Activity unless that liability is to be assumed by the Purchaser hereunder.


3.4 Within 45 days following Completion the Net Current Assets Value shall be ascertained by the Vendor and the Vendor shall serve a written statement ("the draft Completion Statement") on the Purchaser within such period relating to the Activity showing the amounts attributable to Net Current Assets Value. The Vendor shall also serve within such period a further statement ("the draft Aggregation Statement") containing an aggregation of the Fixed Price Element and the Net Current Assets Value showing also the Consideration and the sum due to or from the Purchaser having regard to the amount of the Provisional Consideration paid by the Purchaser on Completion. All sums in the draft Completion Statement and the draft Aggregation Statement shall be expressed in (Pounds) sterling.

3.5 The draft Completion Statement shall adopt the format set out in the pro forma statement which appears set out in part 1 of Schedule 12 and the Aggregation Statement shall adopt the format set out in the pro forma statement which appears set out in part 2 of Schedule 12.

3.6 Unless the Purchaser shall notify the Vendor within 30 days after its receipt of whichever is the latest to be served of the draft Completion Statement and the draft Aggregation Statement that it does not accept and agree that their respective contents have been prepared in accordance with the provisions of this Agreement then the Purchaser shall be deemed to have accepted and agreed the contents of each of the draft Completion Statement and the draft Aggregation Statement for the purposes of this Agreement. Unless the Vendor shall otherwise agree, any such notification on the part of the Purchaser shall specify in reasonable detail the matters in dispute.

3.7 If within the aforesaid period of 30 days the Purchaser shall notify the Vendor in writing that it does not accept and agree that the contents of the draft Completion Statement and the draft Aggregation Statement have been prepared in accordance with the provisions of this Agreement then the Purchaser and the Vendor shall endeavour to reach agreement upon adjustments to the draft Completion Statement and the draft Aggregation Statement to meet the Purchaser's objections.  The Purchaser shall be
       entitled to notify the Vendor in any number of notices served in accordance with this clause 3.7 within the aforesaid 30 day period and
                            ==========
       for the avoidance of doubt, any matters not objected to in any such notice(s) served pursuant to this clause 3.7 within the aforesaid period
                                         ==========
       of 30 days shall be deemed agreed by the Purchaser.

3.8 If the Vendor and the Purchaser are unable to reach agreement as aforesaid within 21 days of the Purchaser giving to the Vendor the latest of the written notifications contemplated by clause 3.7 as being capable
                                                    ==========
       of being served by the Purchaser or within such later time as the Vendor and the Purchaser may agree then any matters not so resolved shall be submitted to an independent accounting firm of international reputation mutually acceptable to the Vendor and the Purchaser or in default of agreement between them within 7 days to be selected at the instance of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales) for final resolution in accordance solely and exclusively with this Agreement and in accordance with clause 3.3.4. Such submission shall be in the form of written
            ============
       statements of position by the Vendor and the Purchaser, as well as an opportunity to respond to such written statements and any request for statements or information from the Independent Accountant. The Vendor, any other relevant member of Lucas Group and the Purchaser shall allow the Independent Accountant full access to all relevant accounting and other records of or in relation to the Activity, the Property and all relevant employees as it shall require for the purpose of giving its determination hereunder. The Vendor and the Purchaser shall co-operate to procure that the Independent Accountant is able to reach its decision as to any matter referred to it as expeditiously as possible. If the Independent Accountant determines that the resolution of a disputed item requires an interpretation of law then the Independent Accountant may request an independent law firm of national standing in England chosen by it to render a legal opinion as to such matter. The Independent Accountant shall act as an expert and not as an arbitrator and shall be directed by the Vendor and the Purchaser to make its determination as soon as possible after the matter in dispute is submitted to it and such determination shall be final and binding upon the parties hereto. In giving its determination the Independent Accountant shall also adjust the draft Completion Statement and the draft Aggregation Statement if required to reflect the decision of the Independent Accountant. The costs of such Independent Accountant's review (including reasonable lawyer's fees, if any) shall be borne by the party or parties in inverse proportion to their success in the resolution of the dispute between them.

3.9 For the purposes of this Agreement the expressions "the Final Completion Statement" and "the

       Aggregation Statement" shall mean:


       3.9.1    the draft Completion Statement and draft Aggregation
                Statement which the Purchaser is deemed to have accepted and agreed pursuant to Clause 3.6 or with which the Purchaser
                                   ==========
                indicates its acceptance and agreement within the 30 day period referred to in clause 3.6 whereupon (in either event) the
                               ==========
                contents of the same shall become and be final and binding on the Vendor and the Purchaser for the purposes of this Agreement; or

       3.9.2    the draft Completion Statement and Aggregation Statement
                bearing any adjustment made pursuant to clause 3.7, if clause
                                                        ==========     ======
                3.7 applies and agreement is reached between the Vendor and the
                ===
                Purchaser as contemplated therein whereupon the contents of the same shall become and be final and binding on the Vendor and the Purchaser for the purposes of this Agreement; or

       3.9.3 the draft Completion Statement and Aggregation Statement as agreed by the Independent Accountant or, as the case may be, any revised Completion Statement or Aggregation Statement produced by the Independent Accountant as contemplated by clause
                                                                 ======
                3.8 whereupon (in either event) the contents thereof shall
                ===
                become and be final and binding upon the Vendor and the Purchaser for the purposes of this Agreement.


3.10 For the purposes of determining the Net Current Assets Value and all other matters contemplated as being determined in this Agreement by reference to the Final Completion Statement and the Aggregation Statement, the Final Completion Statement, the Aggregation Statement and the contents thereof shall (save in the case of manifest error) be final and binding on the Vendor and the Purchaser.


3.11   Any costs incurred by each of the Purchaser or the Vendor
       in acting in the manner contemplated by this clause 3 including, without
                                                    ========
       limitation, any professional costs and expenses shall be borne by the party incurring the same save as contemplated by clause 3.8 if that
                                                        ==========
       clause applies. It is agreed and declared that in any event no provision for such costs (including any costs incurred by the Activity) shall be contained in the Final Completion Statement or the Aggregation Statement

3.12.  If the aggregate of the Fixed Price Element and the Net
       Current Assets Value in the case of the latter agreed or ascertained in accordance with clause 3:
                       ========


       3.12.1 is less than the Provisional Consideration the Vendor shall pay to the Purchaser the deficiency in cash within 5 days of such agreement or ascertainment together with interest under clause 3.13;
                                                           ===========

       3.12.2 is more than Provisional Consideration the Purchaser shall pay to the Vendor the excess in cash within 5 days of such agreement or ascertainment together with interest under clause 3.13.
                                                              ===========

3.13 The Vendor shall pay to the Purchaser or the Purchaser shall pay to the Vendor (as the case may be) interest on any sum due under clause 3.12 at
                                                                 ===========
       the rate per annum which is 2% above Barclays Bank plc's base lending rate from time to time, such interest to accrue from day to day from the Completion Date until the actual date of payment in accordance with the foregoing provisions of this clause 3.
                                    ========

3.14   The following provisions shall apply regarding the payments to be made:

       3.14.1 all sums due from the Purchaser to the Vendor under this Agreement shall be paid in (Pounds) pounds sterling to the Vendor by way of telegraphic transfer to the following account:


                     Name:         Lucas Limited
                     Bank:         Barclays Bank Plc
                     Branch:       118, High Street,
                                   Newcastle under Lyme,
                                   Staffordshire
                     Sort Code:    20-59-23
                     Account No:   40836370

                     or to such other account as the Vendor may hereafter nominate in writing to the Purchaser.

      3.14.2 all sums due from the Vendor to the Purchaser under this Agreement shall be paid in (Pounds) pounds sterling to the Purchaser by way of telegraphic transfer to the following account:-

                     Name:         Prestolite Electric Limited
                     Bank:         National Westminster Bank plc
                     Branch:       P O Box 9, 31 Promenade, Cheltenham,

                                   Gloucestershire GL50 1LH
                     Sort Code:    60-05-16
                     Account No:   04233204

                or to such other account as the Purchaser may hereafter nominate in writing to the Vendor.

3.15 All payments to be made pursuant to this Agreement shall (save where otherwise specifically stated) be taken to be exclusive of VAT (if applicable) and any VAT chargeable in respect of the matters giving rise to such payments shall be added to the amount thereof and paid in addition thereto. The parties hereto intend that Section 49(1) of the Value Added Tax Act 1994 and paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 S.I. No. 1268 shall apply to the transfer of the Activity hereunder so that the transaction is treated as a transfer of a going concern and accordingly:


       3.15.1 the Vendor and the Purchaser shall each give notice of such transfer to H.M. Customs & Excise;

       3.15.2 the Vendor shall on the Completion Date deliver to the Purchaser all records referred to in the said Section 49 in relation to the Activity and the Assets and shall not thereafter make any request to H.M. Customs & Excise for such records to be taken out of the custody of the Purchaser and the Purchaser hereby undertakes to preserve such records for such periods as may be required by law;

       3.15.3 the Vendor and the Purchaser shall use all reasonable endeavours to secure that pursuant to the provisions referred to above the sale of the Activity hereunder is treated as neither a supply of goods nor a supply of services for the purpose of Value Added Tax; and

       3.15.4 if notwithstanding the above provisions, any Value Added Tax is chargeable on the sale hereunder or any part thereof then the Purchaser agrees that such Value Added Tax shall be in addition to the Consideration, or any relevant part thereof, and the Purchaser shall pay the amount of any such Value Added Tax and any penalty or interest incurred by the Vendor for late payment thereof, (but in respect of such interest or penalty only to the extent that such interest or penalty is attributable to the late payment of an amount in respect of VAT by the Purchaser under this Agreement or where such VAT was payable by reason of any action or omission of the Purchaser) provided that the Purchaser shall not be obliged to make such payment unless the Vendor shall have issued a tax invoice in respect thereof and until the earlier of the date on which the Purchaser obtains the benefit of credit for such amount of VAT (whether by way of deduction from the output tax due from or by way of payment due to the Purchaser) and three business days before the date on which the Vendor is obliged to account for such VAT to H.M. Customs & Excise.

       3.15.5 Neither Lucas nor the Vendor has made or will prior to Completion make an election pursuant to paragraph 2 Schedule 10 Value Added Tax Act 1994 in respect of the Property or any part of it.

3.16   With regard to the operation of the Activity by the Vendor

       3.16.1   All Value Added Tax payable in respect of goods and
                services supplied or deemed to be supplied by the Vendor before the close of business on the Completion Date and all interest payable thereon and penalties attributable thereto shall be paid to H.M. Customs & Excise by the Vendor and the Vendor shall subject to clause 3.16.2 be entitled to receive and to retain
                           =============
                for its own benefit all reimbursement or credit from H.M. Customs & Excise for Value Added Tax borne by the Vendor on goods and services supplied to the Vendor prior thereto and any payments received in respect of Value Added Tax overpaid to H.M. Customs & Excise prior thereto.

       3.16.2 The Vendor or as the case may be any member of Lucas Group or any Business Unit will use all reasonable endeavours to recover VAT from HM Customs & Excise in respect of any of the Debtors where such recovery is (by reason of the debtor in question's insolvency or the writing off of the amount due from the debtor in question) permitted by Value Added Tax Regulations 1997 S.I. No 2518 Parts XVIII or XIX to be made by the Vendor (and not by the Purchaser), and the amounts recovered shall belong to and be paid over promptly to the Purchaser by the Vendor or relevant member of the Lucas Group or Business Unit.

       3.16.3 Without prejudice to the provisions of this Agreement as to discharge of the relevant liability the Purchaser shall give to the Vendor all necessary co-operation for the purposes of preparing any VAT return relating to the Activity in respect of any prescribed accounting period of the Vendor beginning before the Completion Date or for the purpose of determining the Vendor's liability to HM Customs and Excise in respect of the Activity or for the purpose of answering any questions raised by HM Customs and Excise for the period prior to the Completion Date such co-operation to include providing reasonable access to or copies of relevant documentation (which the Vendor shall be permitted to use and divulge to the extent that it is required so to do so as to enable the Vendor to comply with its obligations to HM Customs and Excise) and allowing reasonable access to the Transferring Employees. In the event that the Purchaser should transfer the Activity to another person the Purchaser shall procure that the person to whom the Activity is transferred enters into a similar obligation to provide reasonable co-operation and assistance to the Vendor as is set out in this clause.

3.17 The Purchaser warrants to the Vendor that it is duly registered for the purposes of value added tax under Schedule 1 Value Added Tax Act 1994.

4.     COMPLETION
       ----------

4.1 Subject to and on the basis contemplated by the Umbrella Agreement Completion shall take place as provided for in the Umbrella Agreement at the offices ofMessrs Brobeck, Phleger & Harrison LLP, New York

4.2    On Completion the Vendor shall deliver to the Purchaser:

       4.2.1    full management and control of the Activity;

       4.2.2 all transfers assignments and novations in respect of the Assets in the form, if any, set out in the Schedules to this Agreement or in the Agreed Terms (as the case may be) save that the provisions of clause 6.1 shall apply to Debtors;
                                  ==========

       4.2.3 all property hereby agreed to be sold which is capable of transfer by delivery whereupon the title thereto shall pass to the Purchaser by such delivery, subject to clause 11;
                                                           =========

       4.2.4    the Records

       4.2.5    the deeds and documents relating to the Property;

       4.2.6    the Disclosure Letter;

       4.2.7    the Lease signed on behalf of Lucas Corporate;

       4.2.8    the Environmental Indemnity Exceptions Letter;

       4.2.9    an assignment in the Agreed Terms of the Trade Marks.

4.3 The Purchaser against compliance by the Vendor with the provisions of clause 4.2 shall on Completion:
       ==========

       4.3.1    pay to the Vendor the Provisional Consideration in cash;

       4.3.2 deliver to the Vendor counterparts as required by the Vendor of the documents referred to in clause 4.2.2;
                                                       ============

       4.3.3 deliver to the Vendor a certified copy of its VAT registration certificate;

       4.3.4 deliver to the Vendor a counterpart of the Lease signed on behalf of the Purchaser

5.     CONSENTS AND THE CONTRACTS
       --------------------------

5.1 The Vendor hereby agrees and declares that it will after and notwithstanding Completion of the sale and purchase hereunder execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Purchaser, subject to clauses 5.3.1
                                                                  =============
       and 5.5 to vest in the Purchaser, or as it may direct, the benefit of the
       =======
       Contracts.

5.2 The Purchaser will at and from Completion at its own expense adopt perform fulfil observe and be bound by all the terms conditions obligations and liabilities under or in respect of the Contracts and shall without prejudice to the right (to the extent that the Purchaser has such a right) of the Purchaser to claim for breach of any of the Warranties in relation to the Contracts keep the Vendor indemnified against all expenses, costs, loss, damage, and liability arising
       therefrom.   The Vendor shall with effect from Completion assign or hold to the order of the Purchaser or procure the assignment to the order of the Purchaser of all the Contracts which are capable of assignment without the consent of the relevant other contracting party or parties

5.3 Insofar as the benefit (subject to the burden) of the Contracts cannot effectively be transferred by the Vendor or any relevant member of Lucas Group to the Purchaser except by way of an agreement of novation with or consent to the assignment from the person, firm or company concerned:

       5.3.1 the Vendor and the Purchaser shall co-operate each at its own cost to do everything they reasonably can to procure that the Contracts be novated or assigned as aforesaid as soon as reasonably practicable;

       5.3.2 in every novation or assignment as aforesaid the Purchaser shall undertake to indemnify the Vendor or relevant member of Lucas Group against all expenses, costs, loss, damage and liability arising by reason of or in connection with the non-performance or the defective or negligent performance by the Purchaser of the Contracts;

       5.3.3 unless and until all such Contracts shall be novated or assigned as aforesaid:

                5.3.3.1 the Vendor and any relevant member of Lucas Group shall continue its corporate existence and shall hold the benefit of every such Contract which requires to be novated or assigned but which has not been novated or assigned, in trust for the Purchaser as from Completion and shall account to the Purchaser accordingly (whether in respect of any sums or other benefits received by it in respect thereof) and otherwise act at the reasonable direction of the Purchaser and as its agent in all matters relating thereto subject to the Purchaser indemnifying and holding the Vendor (either for itself or as trustee of the relevant member of the Lucas Group) harmless against, any expenses, costs, loss, damage, or liability, which it may have brought against it or suffer or incur as a consequence; and

                5.3.3.2 the Purchaser shall at its own cost and expense with effect from Completion carry out perform and complete every such Contract which has not been novated or assigned as a subcontractor of the Vendor and where sub contracting is not possible the Purchaser shall perform the contracts in accordance with their terms and conditions as agent for the Vendor.

5.4 If the Vendor has before Completion sub-contracted the performance of any Contracts to any person, the Purchaser shall on Completion assume responsibility for the relevant sub-contract and on behalf of the relevant customer seek or accept delivery or performance from such person of the goods or other products or services in respect of which such contract was made and shall make the same available for collection by such customer.

5.5 Any fee or charge or financial penalty in either case in the nature of a fee levied by a third party in respect of a novation or assignment of any Contract or in connection with the termination of any existing Contract to permit novation or assignment to take place will be borne by the Purchaser and Vendor in equal proportions and the Purchaser shall procure the execution of any guarantees required by such third party as a condition of such novation or assignment.

5.6    In respect of Group Sharing Arrangements

       5.6.1 the parties will co-operate each with the other and will consult (including where relevant with the other contracting party to the Group Sharing Arrangements) and use all reasonable endeavours to procure that the supplier or customer concerned continues to deal both with the Activity and with the relevant Business Unit and/or member of the Lucas Group on the same basis after Completion as was contemplated by the relevant Group Sharing Arrangement before Completion and in so doing, each party shall bear its own costs but shall not be obliged to bear any financial obligation imposed by the other contracting party to the relevant Group Sharing Arrangement;

       5.6.2    the provisions of clauses 5.3 to 5.5 shall apply with such
                                  ==================
                modification as shall be necessary in order for those provisions to apply in the context of the Group Sharing Arrangements until such time as the relevant Group Sharing Arrangement is either terminated or reviewed;

       5.6.3 if any difficulties shall arise with any other contracting party to the Group Sharing Arrangements such that it appears that the Purchaser will in relation to the Activity be unable after Completion to continue to receive the benefits thereunder in substantially the same way and on broadly similar terms the Vendor either for itself or as agent for any other relevant member of Lucas Group will enter into consultation in good faith with the Purchaser to determine a mutually agreed course of action between the Vendor or such other member of Lucas Group in order to place the Purchaser in relation to the Activity in a position which commercially shall be as near as is reasonably achievable to the position which would have been the case had the difficulties in question not arisen provided that, for the avoidance of doubt, the Vendor shall not be obliged to bear any financial penalty or risk.

5.7 The Vendor, Lucas and the Purchaser shall co-operate and use their reasonable efforts to procure that as soon as practicable following completion Lex Vehicle Leasing Limited ("Lex") enters into a new Lease directly with the Purchaser on the same or similar terms as the Master Lease in respect of the vehicles listed in Schedule 11 and that such vehicles are thereby excluded from the Master Lease. If required by Lex the Purchaser shall procure that the Purchaser Guarantor (as defined in the Umbrella Agreement) and any other member of the Purchaser's Group enters into an agreement with Lex to guarantee the Purchaser's obligations under such new lease. Prior to such new lease being granted:

       5.7.1 Lucas shall hold the benefit of the Master Lease in trust for the Purchaser to the extent it relates to the vehicles listed in schedule 11; and

       5.7.2    the Purchaser shall at its own cost and expense perform
                Lucas' obligations under the Master Lease with respect to those vehicles as agent for Lucas and shall indemnify and hold Lucas harmless against all charges, payments, penalties, costs, expenses, liabilities or losses which Lucas may incur or suffer under the Master Lease following the Completion Date arising from any failure by the Purchaser so to perform Lucas' obligations but this indemnity shall not apply to any such matters incurred or suffered by Lucas as a result of Lucas allowing the Purchaser possession of such vehicles pursuant to this clause 5.7.

6.     DEBTORS
       -------

       6.1      The Vendor agrees that it will:

                6.1.1 give to the Purchaser such assistance and information as the Purchaser may reasonably require to assist the Purchaser in the collection of the Debtors, including without limitation, the sending at the cost of the Purchaser of a letter jointly by the Vendor and the Purchaser, if requested by the Purchaser, to the Debtors concerning the transfer of the Activity and the Debtors to the Purchaser; and

                6.1.2 when the Consideration has been paid pursuant to clause 3, if requested by the Purchaser from time to ======== time and at the Purchaser's cost execute an assignment of any of the amounts owed by Debtors as specified by the Purchaser in the form of the assignment set out in Schedule 9 or if a different form shall be required in any relevant jurisdiction a form applicable in such jurisdiction as near to that set out in Schedule 9 as possible.

6.2 The Purchaser will when collecting the Debtors conduct itself in a manner consistent with the way in which debts of the Activity were collected by the Vendor prior to Completion and will not issue proceedings for recovery of any of the Debtors without first giving the Vendor 7 days prior written notice and, if required by the Vendor, the Purchaser will re-assign at the Vendor's expense the benefit of any Debtor for an amount equal to the consideration paid therefor by the Purchaser to the Vendor.

6.3 Any sums received by the Vendor after the Completion Date in relation to any of the Debtors (other than Debtors re-assigned to the Vendor pursuant to clause 6.2) shall belong to the Purchaser and the Vendor shall pay the
          ==========
       same to the Purchaser as soon as practicable and in any event within 7 days of receipt of the same by the Vendor.

7.     THE TRANSFERRING EMPLOYEES
       --------------------------

7.1 The parties acknowledge and agree that pursuant to the Regulations, the contracts of employment of the Transferring Employees (save insofar as such contracts relate to any occupational pension scheme) will have and be deemed to have had effect after Completion as if originally made between the Purchaser and the Transferring Employees.

7.2 Upon or as soon as practicable after Completion the Vendor and the Purchaser will make a joint announcement to the Transferring Employees in the Agreed Terms regarding the transfer of their contract of employment as referred to in clause 7.1.
                         ==========

7.3 The Vendor covenants with the Purchaser that the Vendor will indemnify the Purchaser and hold the Purchaser harmless and shall keep the Purchaser indemnified against all costs, claims, expenses and liabilities whatsoever (including but not limited to claims for personal injury) and however arising within a period of 3 years following Completion from any unlawful, wrongful or negligent act or omission by the Vendor (or any director officer or employee or agent of the Vendor), (including without limitation any tortious act or omission, or breach of contract or statutory duty by the Vendor or any relevant member of the Lucas Group in relation to the Transferring Employees (or any of them) or any former employee of the Vendor whose employment was terminated by the Vendor prior to Completion and who is not listed as a

       Transferring Employee) prior to the Completion Date liability for which is transferred to the Purchaser pursuant to the Regulations or which otherwise leads to a liability of the Purchaser after Completion and the Purchaser is able to demonstrate that were it not for such act, omission or breach the liability of the Purchaser would not have arisen or would not have been so great. This indemnity shall not apply (a) to the extent to which any such liability is covered by the Purchaser's indemnity in favour of the Vendor in clause 7.4.1; and (b) unless within 3 months
                                      =====
       after the end of the said 3 year period the Purchaser shall have notified the Vendor in writing of its indemnity claim and shall have issued and served proceedings on the Vendor in respect thereof

7.4 The Purchaser covenants with the Vendor that the Purchaser will indemnify the Vendor and hold the Vendor harmless and shall keep the Vendor indemnified against all costs, claims, expenses and liabilities whatsoever (including but not limited to claims for personal injury) and however arising from:

       7.4.1    any matter in relation to the Transferring Employees for
                which and to the extent to which a provision or reserve is made in the Final Completion Statement or is otherwise a liability of the Purchaser by virtue of the Regulations other than a liability in relation to which the Vendor's indemnity in clause
                                                                         ======
                7.3 applies or an Excluded Liability; and
                ===

       7.4.2 to the extent not covered by 7.4.1 above any unlawful, wrongful or negligent act or omission by the Purchaser (or any director officer or employee or agent of the Purchaser (including without limitation, any tortious act or omission, or breach of contract or statutory duty by the Purchaser in relation to the Transferring Employees (or any of them) after the Completion Date;

       7.4.3 any claim pursuant to section 188 of the Trade Unionsim and Labour Relations (Consolidation) Act 1992 and Regulation 10 of the Regulations which is made or arises solely by reason of the Purchaser failing to comply with its legal obligations with regard to information required to be given to the Vendor as to the Purchaser or its plans relating to the Activity following Completion.

7.5 In the event that any of the Transferring Employees brings a claim against the Vendor or the Purchaser arising out of or in connection with the transfer of such Transferring Employee to the Purchaser under this Agreement, the Vendor and the Purchaser shall at the expense of the party responsible for meeting the claim ( by virtue of this Agreement) give to the other as soon as practicable after any request therefor all co-operation, assistance and information which may be reasonably relevant to the claim.

7.6 The Vendor hereby agrees that the Vendor and any relevant member of Lucas Group shall at the request of the Purchaser join so far as is reasonable and practicable in any proceedings for the purpose of enforcing the benefit of any confidentiality or other undertakings or restrictions (including, without limitation, restrictive covenants) given to the Vendor or any relevant member of Lucas Group by any present or former employees (including the Transferring Employees) of the Vendor or any relevant member of Lucas Group in relation to the Activity where in either case they remain bound by such undertakings or restrictions and where in either case such undertakings or restrictions or the benefit thereof are not assignable and are not novated to or otherwise vested in the Purchaser by virtue of the Regulations and accordingly the Vendor hereby agrees that the Vendor or any relevant member of Lucas Group shall take such steps, actions and proceedings as the Purchaser shall reasonably require including the service of appropriate notice to enforce such undertakings and restrictions (or any of them) for the benefit and at the cost of the Purchaser, and the Vendor further assures the Purchaser that it will take such reasonable steps at the Purchaser's request and cost as are available and appropriate to assign the benefit of any such undertakings or restrictions to the Purchaser where the same are assignable.

7.7 The provisions of Schedule 9 relating to Pensions shall apply and have effect as part of this Agreement.

7.8 The Purchaser shall for a period of 12 months from Completion at the Vendor's request make available to the Vendor and allow the Vendor to take copies of those of the Records which relate to the Transferring Employees' employment prior to Completion.

8.     WARRANTIES
       ----------

8.1 The Vendor hereby warrants to the Purchaser with regard to the Activity and the Assets in the terms of the Warranties set out in Schedule 7.

8.2    The Vendor agrees that the Purchaser is entering into this Agreement in
       reliance on each of the Warranties.   Each of the Warranties shall be
       separate and independent and, save as expressly provided, shall not be limited or restricted by reference to, or inference from, the terms of any other Warranty or anything in this Agreement.

8.3 The Vendor shall be released from the effect of the Warranties to the extent of the disclosures fairly disclosed in the Disclosure Letter.

8.4 In substitution for any remedy to sue for damages, the Vendor undertakes to the Purchaser that in the event of a breach of any of paragraphs 2.2(D)(1) and (2), 2.4(C) and 2.6(J) of Schedule 7 or any of them proving to be untrue or misleading in any respect and the Activity and/or the Purchaser suffer any loss damage cost liability or expense, then the Vendor will on demand pay to the Purchaser or, in the case of a liability to another person which has not been discharged, the person to whom the liability has been incurred in each case, (save to the extent to which a provision or reserve has been made in the Final Completion Statement):


       (i) the amount necessary to restore the Activity or as the case may be reimburse the Purchaser for all costs losses and expenses suffered or incurred in restoring the Activity and/or in each case as relevant the Assets to the position which would have existed if the relevant Warranties had been true or not misleading; or

       (ii) in the case of a liability to another person which has not been discharged, the amount of that liability; and

       (iii) all reasonable costs and expenses (including without limitation attorneys and consultants fees and expenses) incurred by the Purchaser or any member of the Purchaser's Group arising out of or resulting from such breach.

8.5 The Vendor shall be released from the effect of the Warranties (but not the Indemnities) to the extent that the Purchaser is aware at the date of this Agreement of any matters, events or circumstances (whether the same are learned by any investigation or enquiry made by or on behalf of the Purchaser into the Activity) and which matters, events or circumstances would but for this clause 8.5 constitute a breach of any of the Warranties. For the purpose of this clause the Purchaser's awareness shall be determined by reference only to the actual knowledge of Mr Kim Packard and Mr Ken Cornelius of Prestolite Electric Incorporated, Dr Mike Lea and Mr John Wilkinson of the Purchaser and of the Purchaser's professional advisers (including the Purchaser's Lawyers, Coopers & Lybrand, William M Mercer and environmental consultants) in respect of the matters the subject of this Agreement.

8.6 Any claim the Purchaser may have in respect of the Warranties or the Indemnities shall sound in damages only, subject to the provisions of this clause 8, and accordingly the Purchaser shall not have the right to
            ========
       rescind this Agreement or treat it as having been repudiated by the Vendor by reason of there having been any breach of such Warranties or a claim by the Purchaser under any Indemnity.

8.7 The Purchaser hereby agrees and acknowledges that notwithstanding anything to the contrary contained in this Agreement the Warranties and certain of the Indemnities (as defined below) are subject to the following:


       8.7.1 no claim shall be capable of being made unless it shall be notified in writing to the Vendor

                8.7.1.1 in the case only of a claim under the Environmental Indemnity on or by the seventh anniversary of the date of this Agreement; or

                8.7.1.2 in the case only of a claim for breach of any of the Taxation Warranties on or by the date on which the relevant statute of limitations would apply so as to prevent the making of the claim in question against the Vendor or relevant member of the Lucas Group in relation to the Activity which would give rise to the obligation on the part of the Vendor to indemnify hereunder; or

                8.7.1.3 in the case only of a claim made under clause 9.3.(2) on or by the date on which the relevant statute of limitations would apply so as to prevent the making of the claim in question against the relevant member of the Lucas Group which would give rise to the obligation on the part of the Vendor to indemnify hereunder; or

                8.7.1.4 in the case of a claim for breach of any of the remaining Warranties on or before 31 March 1999 and any such claim which has been made shall (if it has not been previously satisfied settled or withdrawn) be deemed to have been withdrawn at the expiration of 6 months from the date on which the claim so notified when aggregated with all other claims under this Agreement and under the Other Sale Agreements exceeding (Pounds)5,000, exceeds (Pounds)150,000 unless prior to such expiration legal proceedings in respect thereof shall have been issued and served on the Vendor;

       8.7.2 the aggregate liability of the Vendor under this Agreement and all Other Sale

                Agreements in respect of all breaches of the Warranties and claims under the Capped Indemnities shall not when aggregated with the liability of the person defined as the Vendor in each of the Other Sale Agreements in respect of all breaches of the Other Warranties and Other Capped Indemnities exceed a sum equal to (Pounds)12,000,000;

       8.7.3    the Vendor shall not be liable in respect of any single
                claim brought by the Purchaser for a breach of the Warranties, and claims under the Capped Indemnities arising out of a single event (provided that for the purposes of this clause 8.7.3
                                                              ============
                liability in respect of a series of claims arising out of the same subject matter shall be aggregated together as if such claims were one claim) if the liability in respect of such claim would not exceed (Pounds)5,000 (five thousand pounds). The Vendor shall be liable in respect of each and any claim for a breach of the Warranties or under the Capped Indemnities in respect of which the liability of the Vendor exceeds (Pounds)5,000 (five thousand pounds) only if the liability of the Vendor for that claim, all other such claims exceeding (Pounds)5,000 and all other such claims made under the Other Sale Agreements in respect of all breaches of the Other Warranties and Other Capped Indemnities would in aggregate exceed (Pounds)150,000 and in that event the Vendor shall only be liable for the excess;

       8.7.4 if any matter arises or gives rise to any claim under the Warranties or the Indemnities the Purchaser shall as soon as reasonably practicable (and in any event such time as shall enable the Vendor to lodge or answer any appeal or claim) give notice in writing to the Vendor giving such details of the matter in respect of which the claim is made as are at that time known to the Purchaser and (on the basis of the facts then known to the Purchaser) the bona fide estimated liability in respect thereof and where the claim arises by reason of a claim made against the Purchaser and/or the Vendor and/or any member of the Purchaser's Group and/or any member of the Lucas Group by a third party the Purchaser shall not seek to settle or compromise the matter and shall (if relevant) procure that the relevant company does not seek to settle or compromise the same without the written consent of the Vendor (which consent shall not be unreasonably withheld or delayed) and shall take such reasonable action as the Vendor may require to avoid, resist, contest and/or compromise any such claim on the basis that the Vendor shall be responsible for and shall bear all the reasonable costs and expenses of the Purchaser or the relevant member of the Purchaser's Group in taking such action and in addition shall to the extent that the same shall not have been borne by the Vendor directly indemnify the Purchaser against the same and against all legal costs incurred by or awarded against the Purchaser as a direct result thereof;

       8.7.5 no claim in respect of any breach or breaches of any of the Warranties or under the Indemnities shall be made to the extent that provision or reserve therefor has been made or the subject matter thereof is otherwise taken account of or reflected as part of the calculations in the preparation of the Final Completion Statement;

       8.7.6 the Vendor shall not be liable for any claim arising as a result of a breach of Warranties:

                8.7.6.1 or under the Indemnities if such claim would not have arisen but for anything voluntarily done or omitted to be done by the Purchaser, or any member of the Purchaser's Group or any of its or their employees, agents or successors in title after Completion outside the ordinary course of business and which the Purchaser, or any member of the Purchaser's Group or its or their employees agents or successors in title were aware or ought reasonably to have been aware could give rise to a claim; or

                8.7.6.2 or the Indemnities to the extent that such claim relates to any loss for which the Purchaser or any member of the Purchaser's Group is indemnified by insurance (but only to the extent of the amount of the proceeds actually received from any applicable insurance policy) and the Purchaser agrees to pursue and to procure that there is pursued all and any claims which there may be under or in respect of any policy of insurance which relates or may relate to the subject matter of the claim in question and to provide to the Vendor such evidence as the Vendor may reasonably require of having done so.

8.8 Where the Purchaser or any member of the Purchaser's Group is at any time entitled to recover from a third party (other than as contemplated in clause 8.7.6.2) any amount in respect of any matter giving rise to a
       ==============
       claim under the Warranties or the Indemnities or under any other provisions of this Agreement the Purchaser shall take and shall procure that there is taken all reasonable steps to enforce any rights of recovery that the Purchaser or any member of the Purchaser's Group may have against any third party in respect of the subject matter of the claim and the Purchaser or the relevant member of the Purchaser's Group shall be indemnified by the Vendor against all reasonable costs and expenses including all legal costs incurred by it or them in doing so.
       In the event that the Purchaser or any member of the Purchaser's Group shall receive any amount from such third party, the amount of the claim against the Vendor shall be reduced by the amount recovered less where not already paid all such reasonable costs and expenses incurred by the Purchaser or any member of the Purchaser's Group Provided always that:

       8.8.1 any failure by the Purchaser to comply with such undertaking in respect of any matter giving rise to a claim under the Warranties or the Indemnities or otherwise under this Agreement shall not affect in any way any liability of the Vendor which liability shall not be conditional upon the Purchaser's compliance with this undertaking save that the Vendor shall be entitled to say that the Purchaser has not mitigated its loss or that the Vendor has a right of action or other claim against the Purchaser for breach of the provisions of this clause 8.8; and

       8.8.2 in respect of any matter giving rise to a claim under the Warranties or the Indemnities or otherwise under this Agreement if the Purchaser alleges that any steps which the Vendor requires it to take or to procure are taken are unreasonable then the Purchaser shall seek the opinion of Queen's Counsel (such counsel to be of at least five years' standing), the identity of whom shall be agreed upon by the Vendor and the Purchaser and, failing such agreement within three days after the date on which the arbitration is demanded, shall be determined by the President of the Law Society (who may be instructed by either the Vendor or the Purchaser to make the nomination at any time after the expiry of that three day period) in respect thereof. The Purchaser shall instruct counsel in writing (or if such instructions are to be given orally then the Vendor shall be entitled to be present at and to contribute to the giving of such instructions) and provide a copy of a draft of such instructions before submission to counsel and incorporate the Vendor's comments thereon. Counsel shall be asked to advise whether, on the basis of the instructions given to him and the information then made available to him, the action sought by the Vendor should be taken on the basis that, on the balance of probabilities, the relevant claim against the third party stands a reasonable prospect of success and the parties shall follow the advice given in such opinion save that nothing herein shall prevent or otherwise restrict the ability of the Vendor to argue (if such an argument is as a matter of law open to it) that the Purchaser has failed to mitigate its loss.

8.9 If the Vendor pays at any time an amount pursuant to a claim in respect of any Warranty or under any Indemnity or under any of the other provisions of this Agreement and the Purchaser and/or any member of the Purchaser's Group subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim the Purchaser shall take and shall procure that there is taken all reasonable steps to enforce such recovery subject to being indemnified by the Vendor against all reasonable costs and expenses including all legal costs incurred by any of them in doing so. The Purchaser and/or any member of the Purchaser's Group shall forthwith upon the making any such recovery whether by the Purchaser or any member of the Purchaser's Group and after deducting the costs incurred by the Purchaser or any member of the Purchaser's Group as contemplated by this clause to the extent that the Vendor has not indemnified the Purchaser or the relevant member of the Purchaser's Group for such costs repay to the Vendor so much of the amount paid by the Vendor to the Purchaser in respect of the claim in question as does not exceed the sum recovered from such other person.


8.10   Without prejudice to the foregoing provisions of this clause 8 before the
                                                             ========
       Purchaser makes any payment or offers any other remedy or takes any other remedial or corrective action in respect of any matter for which it is entitled to an indemnity or to otherwise make a claim against the Vendor under the provisions of this Agreement, it shall and shall procure that the relevant member of the Purchaser's Group give a reasonable opportunity and reasonable assistance to the Vendor to verify and, if appropriate, remedy the defect, default or omission or other matter giving rise to the claim for indemnity or other remedy in question.

8.11 Payment or satisfaction by the Vendor of any claim under any one particular paragraph of the Warranties and/or under any Indemnity shall to the extent of such payment or satisfaction satisfy and preclude any other claim which is capable of being made in respect of the same subject under another particular paragraph of the Warranties or under another particular Indemnity. If and to the extent that the Purchaser and/or any member of the Purchaser's Group recovers any sum under any provision of this Agreement, including under the Indemnities, the amount of any claim which the Purchaser or any member of the Purchaser's Group may have in respect of the same subject matter shall be reduced or eliminated accordingly.

8.12 If any potential claim shall arise by reason of a liability of the Purchaser or relevant member of the

       Purchaser's Group being contingent only or is otherwise not capable of being quantified then the Vendor shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes capable of being quantified as the case may be.

8.13   Notwithstanding any of the provisions contained in this clause 8, or
                                                               ========
       elsewhere in this Agreement, the Purchaser shall not be entitled to cancel this Agreement as a consequence of any breach of any Warranty.

8.14 Save as specifically provided in this Agreement the Vendor gives no representations or warranties whether express or implied.

8.15   The Purchaser agrees that notwithstanding the provisions of clause 8.4
                                                                   ==========
       the Purchaser will take all relevant steps as may be required to mitigate its loss in accordance with the provisions of English law in respect of a breach of the Warranties relevant thereunder.

8.16 Save as expressly provided to the contrary therein the provisions of clauses 8.5 to 8.15 will apply in respect extent (but only to the extent)
       ===================
       contemplated therein the Indemnities. For the avoidance of any doubt if clause 8.4.1 applies the claim made by the Purchaser shall be and be
       ============
       treated as a claim under the Warranties (and not under the Indemnities) so that all the provisions of clauses 8.5 to 8.15 shall apply.
                                     ===================

8.17 Any amount payable in respect of breach of any of the Warranties shall be treated as a reduction in the Consideration.

8.18 Where under this Agreement the Vendor is liable to the Purchaser or any member of the Purchaser's Group under any of the Indemnities the Vendor shall for the avoidance of any doubt only be liable to the extent that the liability relates directly to acts or omissions prior to Completion and not to the extent that the liability relates directly to acts or omissions after Completion.

8.19 The Vendor agrees with the Purchaser that it shall and shall procure that each member of the Lucas Group shall waive and not enforce any right which it may have against any Transferring Employee (which expression for the purposes of this clause shall include Paul Marian) in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Transferring Employee for the purpose of assisting the Vendor to give any of the Warranties or to prepare the Disclosure Letter or this Agreement, the Umbrella Agreement or any of the Ancillary Agreements or documents in Agreed Terms save where such misrepresentation inaccuracy or omission arises out of or comprises (as the case may be) fraud or wilful concealment on the part of the relevant Transferring Employee.

9.     INDEMNITY AND LIABILITIES
       -------------------------

9.1 The Vendor and the Purchaser agree that the Purchaser shall not assume, and the Vendor shall remain responsible for, the following liabilities arising out of the conduct of the Activity by the Vendor or any other member of the Lucas Group before Completion :

       9.1.1 any liability of the Vendor or any other member of Lucas Group in relation to the Activity for borrowed money or other indebtedness in the nature of borrowings (other than in respect of the Leased Assets) and whether as principal obligor or in any other capacity;

       9.1.2    any Lucas Internal Funding;

       9.1.3 any liability of the Vendor or any other member of Lucas Group to Taxation arising from its conduct of the Activity or ownership of the Assets prior to Completion save to the extent that provision is made in respect thereof in the Final Completion Statement;

       9.1.4 any liability expressed elsewhere in this Agreement to be that of the Vendor or any other member of Lucas Group including but not limited to any liability retained by the Vendor hereunder in respect of the Claims and the liability of the Lucas Group to pay any divestment bonus to any Transferring Employees in connection with the sale of the Activity hereunder;

       9.1.5 any criminal liability of the Vendor or Lucas arising out of a breach of statutory duty or laws applicable to the Activity or any of the Assets by the Vendor or by any Transferring Employee in circumstances where the Vendor is vicariously liable prior to Completion;

       9.1.6 any liability after Completion (other than any which arises solely as a consequence of an act of the Purchaser (excluding the transaction contemplated by this Agreement) after Completion) to repay any government or other governmental or quasi governmental agency grant, allowance or subsidy made prior to Completion in respect of the Activity or the Assets;

       9.1.7 any liability arising from any litigation (meaning proceedings having been issued and served on the Vendor) against the Vendor in relation to the Activity or the Assets subsisting on the Completion Date;

       9.1.8 any liability of the Vendor or any other member of the Lucas Group in relation to any leasehold property (other than that fourthly referred to in Part 1 of Schedule 6) of which the Vendor or any other member of the Lucas Group has previously been a tenant, assignee or guarantor;

       9.1.9 any liability of the Vendor or any other member of the Lucas Group in relation to or arising from any past or present ownership, disposal or occupation of any business, assets or property which is not at Completion carried on at and from or forming part of the Property;

       and the Vendor hereby indemnifies the Purchaser and holds the Purchaser harmless from and against all liabilities, losses, damages, costs and expenses, interest, awards, judgements and penalties (including without limitation attorneys and consultants fees and expenses) suffered or incurred by the Purchaser arising out of or resulting from any of the foregoing.


9.2 To the extent not agreed to be retained by the Vendor or Lucas pursuant to clause 9.1 and to the extent not the subject of an indemnity by the
          ==========
       Vendor or Lucas pursuant to this Agreement the Purchaser hereby undertakes to indemnify and hold harmless the Vendor from and against any and all expenses, costs, loss, damage and liability suffered or incurred by the Vendor or other member of the Lucas Group (in its capacity in relation to the claim in question as agent or trustee of the Vendor in carrying out the Activity) arising out of or in connection with the operation of the Activity whether by the Vendor or such other member of the Lucas Group (in such capacity) before the Completion Date or by the Purchaser on and from the Completion Date.

9.3. The Vendor shall indemnify the Purchaser for itself and as trustee for each member of the Purchaser's Group and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Person") with respect to, and hold each of them harmless from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgements and penalties (including, without limitation, attorneys' and consultants' fees and expenses, and investigative, corrective, or remedial action costs) directly suffered, incurred or sustained by an Indemnified Person or to which an Indemnified Person becomes subject resulting from, arising out of or relating to any of the following:

       (1) Environmental Claims in relation to the Activity and/or any of the Assets;

       (2)      Fines.

9.4    The Environmental Indemnity shall be limited as set out in clause 8.
                                                                  ========
9.5 Any sum due from the Vendor under the Environmental Indemnity or clause 9 of the Enviornmental Indemnity Exceptions Letter shall be paid within 28 days of notice of:

       9.5.1 completion of any remedial and clean-up action undertaken by the Purchaser;

       9.5.2 the Purchaser incurring the cost of the remedial and clean-up action carried out by any person other than the Purchaser; or

       9.5.3 the date of payment of any liabilities to third parties, fines or awards (and all expenses incurred in connection therewith).

       PROVIDED THAT:

       any claim by the Purchaser under the Environmental Indemnity or clause 9 of the Environmental Indemnity Exceptions Letter shall:

       9.5.4 state to which item of either the Environmental Indemnity or the Environmental Indemnity Exception Letter it relates;

       9.5.5 include such details and information as is reasonably required by the Vendor of the nature and extent of the claim;

       9.5.6 include evidence that the expenditure to which the claim relates has been properly incurred by the Purchaser or such third party contracted by the Purchaser;

       9.5.7 be submitted as soon as possible after the date the expenditure was incurred and in any event within 3 months of the Purchaser having received an invoice in respect of such expenditure incurred.

9.6 In respect of any claim under the Environmental Indemnity or clause 9 of the Environmental Indemnity Exceptions Letter the Purchaser shall permit the Vendor or persons authorised by it to inspect the works and to inspect and take copies of all reports, books, accounting records and vouchers which are relevant in relation to the claim with the Purchaser answering promptly and fully all reasonable questions raised by Vendor.

9.7 Subject to the provisions of this Agreement (but only until a date three years following the date of Completion), the Vendor agrees to pay (up to a maximum of (Pounds)37,500) towards the cost of the item H listed in
       Schedule 2 of the Environmental Indemnity Exceptions Letter.

9.8 In the event of any circumstances arising which do or may give rise to any Environmental Claims and which fall within the terms of the Environmental Indemnity, the Purchaser shall not except as required by any applicable law make any public statement regarding such circumstances without the prior written consent of the Vendor such consent not to be unreasonably withheld or delayed.

9.9 Before the Vendor (or as the case may be the Purchaser) ("the Indemnified Party") makes any payment or offers any other remedy to a third party in respect of matters for which the Indemnified Party is entitled to an indemnity from the other of them ("the Indemnifier") under the terms of this clause 9 or any other indemnity contained in this Agreement the
            ========
       Indemnified Party shall give a reasonable opportunity to the Indemnifier, to verify and, if appropriate, at the Indemnifier's sole cost remedy the default, defect, omission or other matter giving rise to the claim in question subject always to such third party allowing the same.

10.    PRODUCT LIABILITY AND PRODUCT WARRANTY AND OTHER SPECIFIC ISSUES
       ----------------------------------------------------------------

10.1   Except  for claims falling within clause 10.4 without prejudice to the
                                         ===========
       generality of but subject nevertheless to any other provision of this Agreement the Purchaser shall be liable:


       10.1.1 other than in relation to the Claims to meet any claims for breach of a condition or warranty under terms implied by the Sale of Goods Act 1979 (as amended) or the Supply of Goods and Services Act 1982 (as amended) or the Supply of Goods (Implied Terms) Act 1973 (as amended) and to carry out in accordance with its terms any warranty, guarantee or other similar obligation or commitment ("Warranty Work" which expression includes any materials supplied as well as labour involved) given or undertaken by the Vendor before Completion in respect of any goods sold, leased or otherwise disposed of, or in respect of any services performed, under any contract entered into by the Vendor prior to Completion in relation to the Activity; and

       10.1.2 for all Product Liability whether or not the claim in respect thereof is made against the Lucas Group or the Purchaser provided both a written assertion that a claim may be made and such claim is first made after Completion.

10.2 The Purchaser shall indemnify the Lucas Group against all costs, expenses, loss, damage or liability arising out of any breach by the Purchaser of the provisions of clause 10.1.
                                      ===========

10.3   In this sub-clause and in sub-clauses 10.4 to 10.6:
                                 ================    ====

       10.3.1 "Warranty Liability Claim" means a claim (other than a claim in respect of Product Liability) asserting in relation to a product manufactured, assembled, repaired, refurbished, serviced, sold or supplied prior to the Completion Date by the Vendor or any other member of Lucas Group in relation to the Activity, that it is or was or will become faulty or defective or does not or did not or will not comply with any warranty or representation expressly or impliedly made, or with any applicable regulations, standards or requirements in respect thereof, and in respect of which the following conditions are also satisfied namely :-

                (i) the claim is made within the contractual warranty period applicable to the supply (or repair, service or refurbishment) of the product in question and prior to 31st March 1999, and the Purchaser bona-fide and reasonably believes it to be a claim which the Purchaser (by reason of clause 10.1.1) is legally liable to meet; or

                (ii) the claim is made either before or after the expiry of the contractual warranty period applicable to the supply (or repair, service or refurbishment) of the product in question and prior to 31st March 1999 and the Purchaser (having consulted with the Vendor) bona-fide and reasonably believes applying the same or substantially the same investigatory routines and judgemental criteria as were applied by the Vendor in relation to the Activity during the period of one year before the Completion Date :-

                       (a) that it is a claim which, because of the size of the particular order, the importance of the customer to the Activity, or otherwise, it is necessary for the Purchaser to meet in whole or in part in order to preserve the goodwill of the Activity; and

                       (b) that in the case where the particular customer or a similar customer had previously made a similar claim of comparable size against a member of the Lucas Group, that member of the Lucas Group would have dealt with the claim in substantially the same way.

       10.3.2   "Notifiable Claim" means :

                (i) a series of Warranty Liability Claims (whether made before or after or partly before and partly after the Completion Date) resulting from substantially the same fault whether of design, manufacturing technique or process, workmanship or materials in relation to one or more products (so that all such products are affected by substantially the same fault) ("the affected products"); or

                (ii) the existence of a state of affairs (whether before or after the Completion Date) which is likely to lead to a series of Warranty Liability Claims within (i), whether or not a Warranty Liability Claim or Claims are actually made;

       where, in either case, in relation to the affected products, the Warranty Cost in respect of the Warranty Liability Claims met and to be met becomes and/or exceeds (Pounds)20,000.

       10.3.3   "Warranty Cost" means :

                (i) in the case of the affected products which are repaired the Incremental Cost of performing the repairs;

                (ii) in the case of affected products which are replaced the Incremental Cost to the Activity of the replacement products and the installation thereof; and

                (iii) all other customer costs which the Purchaser, manufacturer or supplier (as the case may be) is contractually obliged to meet under the warranty in question.

10.4 In the event that after the Completion Date but prior to 31st March 1999 the Purchaser shall be notified in writing by a customer of a new Warranty Liability Claim which when aggregated with all Warranty Liability Claims previously made in respect of the affected products (to the intent and effect that the product in respect of which the new Warranty Liability Claim is made and the products in respect of which all other Warranty Liability Claims are or have been made all suffer from substantially the same fault) is also a Notifiable Claim, the Purchaser shall promptly notify the Vendor in writing of the relevant circumstances insofar as these are known to the Purchaser and prior to accepting any such new Warranty Liability Claim allow the Vendor to investigate the facts surrounding the Warranty Liability Claims met and to be met by the Purchaser, the cause thereof, the Warranty Cost incurred or likely to be incurred in relation thereto and to make representations to the Purchaser thereon, all of which the Vendor will do promptly. The Purchaser shall take into account such representations in making its decision whether or not to accept such Warranty Liability Claim, which decision shall be reasonable.

10.5 The Purchaser shall notify the Vendor on receipt of any Warranty Liability Claim(s) which it reasonably believes may become Notifiable Claims. In respect of such Claims so notified the Purchaser shall before accepting the Warranty Liability Claim allow the Vendor to investigate the Warranty Liability Claim in question the cause thereof the likely Warranty Cost in relation thereto and to make representations to the Purchaser thereon. The Purchaser shall take into account such representations in making its decision whether or not to accept such Warranty Liability Claim, which decision shall be reasonable.

10.6 The provisions of clause 10.7 shall not apply to the extent that specific provision was made in the Final Completion Statement in respect of the Notifiable Claims in question.

10.7 The Vendor shall from time to time, subject to the Purchaser having provided the Vendor with a fully detailed breakdown of its Warranty Cost and allowing the Vendor to verify the same by all reasonable means, pay promptly to the Purchaser an amount equal to the Warranty Cost incurred by the Purchaser of meeting Notifiable Claims, each such payment to be made within twenty one days.

10.8 For the purpose of the application of this clause any Warranty Cost shall be calculated in pounds Sterling.

10.9   With regard to each of the Claims:

       10.9.1 the Vendor agrees that the Purchaser shall not assume and the Vendor shall retain liability in respect of and remain responsible for each and all of them;

       10.9.2 the Vendor hereby indemnifies and holds harmless and shall keep indemnified the Purchaser against all and any costs expenses losses damage or liability arising out of each and all of them;

       and with regard to each of the David Brown Claim and the Bearings
       Claims:-

       10.9.3 the Purchaser will use all reasonable endeavours to assist the Vendor with the carrying out of any work whether of refurbishment, replacement, repair, rectification or otherwise to or in respect of any product or products being the subject matter of the David Brown Claim or the Beaings Claims subject to the Vendor paying the Purchaser's costs and expenses incurred in so doing which shall be calculated on the basis of Incremental Cost.

10.10 To assist the Vendor with regard to any litigation which may be commenced against the Vendor in relation to the David Brown Claims and Bearings Claims (in this clause 10.10 and clause 10.12, referred to as "the Two
                       ============     ============
       Claims") and any litigation which may be commenced by the Vendor (by way of originating process or third party proceedings) against Ranco Controls Limited or NSK (or any other party against which employees of the Activity become actually aware that the Vendor or the Activity has a possible claim) in respect thereof:

       10.10.1 The Purchaser agrees that it shall retain and keep safe and separate to the Vendor's order all physical evidence and all documents (within the meaning of 0.24 RSC) whether such physical evidence or documents exist at the date hereof or come into existence in the future which employees of the Activity ought reasonably to be aware are relevant to the Two Claims (also within the meaning of relevance ascribed by 0.24 RSC).

       10.10.2 The Purchaser agrees that it shall in return for a receipt acknowledgement from the Vendor undertaking in due course to redeliver the same to the Purchaser, deliver up to the Vendor or its legal advisers from time to time, such evidence, documents or classes of such documents which are to be retained pursuant to clause 10.10.1 immediately on the expiration of such
                            ==============
                time period as it shall take to retrieve the same following the Vendor's demand and without question or justification.

       10.10.3 The Vendor will pay to the Purchaser its reasonable costs incurred in retrieval, copying for its own retention and/or delivery up of the documents demanded. The

                Purchaser shall not be entitled to exercise any lien or charge over such documents. There will be no circumstances whatsoever that shall entitle the Purchaser to refrain from so delivering up documents in the possession of the Purchaser demanded by the Vendor or its legal advisers from time to time.

       10.10.4 The Purchaser agrees that it shall make available to assist the Vendor in defending and/or bringing the Two Claims any of the Transferring Employees that the Vendor and/or its legal advisers from time to time may require provided that such Transferring Employee shall then be employed by the Purchaser or any member of the Purchaser's Group.

       10.10.5 The Purchaser shall ensure that such Transferring Employees are allowed sufficient free time to meet the Vendor's requirements for assistance, and shall allow such Transferring Employees to spend such time meeting the Vendor's requirements as the Vendor and/or its legal advisers from time to time shall request, including but not limited to assistance with collection of documents for discovery, instruction of expert witnesses, the taking of witness statements, attendance at conferences with or without Counsel, and the attendance at trial.

       10.10.6 The Purchaser shall instruct the Transferring Employees that they shall not without the Vendor's written consent give assistance to any opposing party whatsoever save if they are required by Order of Court to give evidence, when for the avoidance of doubt, nothing in this agreement shall constrain them from giving full and truthful testimony to the Court.

       10.10.7 The Purchaser shall not dismiss any Key Personnel without first informing the Vendor of its proposal or intentions to do so and without giving the Vendor the opportunity to secure consultancy services from such Key Personnel relating to the Two Claims.

10.11 The Purchaser acknowledges that in the event of a breach by the Purchaser of its obligations pursuant to clause 10.10 damages may not be an
                                      ============
       adequate remedy and accordingly the Purchaser agrees that, without prejudice to any other remedy which may be available to the Vendor, the Vendor shall be entitled without proof of special damage to the remedy of an injunction or specific performance.

10.12  Without prejudice to the provisions of clause 10.9.3 for the purposes of
                                              =============
       negotiating settlement of the Two Claims or any part of the Two Claims the Vendor is entitled to offer as settlement or as part of such settlement the services of the Activity provided that the Vendor shall have first consulted with the Purchaser as to the nature of such services and as to the period for the provision of such services and obtained the Purchaser's agreement to any services proposed to be offered and the costs thereof to be reimbursed by the Vendor.

10.13 The Vendor shall reimburse to the Purchaser all costs and expenses reasonably incurred by the Purchaser in complying with its obligations in favour of the Vendor contained in clause 10.10 save that the Purchaser
                                         ============
       shall provide the Vendor with the services of appropriate Transferring Employees equivalent to one man week per calendar month (a man week being five working days calculated by reference to a notional annual salary of (Pounds)30,000) as may be required by the Vendor thereunder at no cost to the Vendor.

10.14 To assist the Vendor with regard to investigating and resolving any dispute in relation to the Perkins Claim:

       10.14.1 The Purchaser agrees that it shall retain and keep safe and separate to the Vendor's order all physical evidence and all documents (within the meaning of 0.24 RSC) whether such physical evidence or documents exist at the date hereof or come into existence in the future which employees of the Activity ought reasonably to be aware are relevant to the Perkins Claim (also within the meaning of relevance ascribed by 0.24 RSC).

       10.14.2 The Purchaser agrees that it shall in return for a receipt acknowledgement from the Vendor undertaking in due course to redeliver the same to the Purchaser, deliver up to the Vendor or its legal advisers from time to time, such evidence, documents or classes of such documents which are to be retained pursuant to clause 10.14.1 immediately on the expiration of such
                            ==============
                time period as it shall take to retrieve the same following the Vendor's demand and without question or justification.

       10.14.3 The Vendor will pay to the Purchaser its reasonable costs incurred in retrieval, copying for its own retention and/or delivery up of the documents demanded and allowing access to Transferring Employees under clause 10.14.4. The Purchaser shall not be entitled to exercise any lien or charge over such documents. There will be no circumstances whatsoever that shall entitle the Purchaser to refrain from so delivering up documents in the possession of the Purchaser demanded by the Vendor or its legal advisers from time to time.

       10.14.4 The Purchaser agrees that it shall, to assist the Vendor in investigating, resolving and/or defending the Perkins Claim, allow such reasonable access as the Vendor may require any of the Transferring Employees provided that such Transferring Employee shall then be employed by the Purchaser or any member of the Purchaser's Group.

11.    RISK PROPERTY AND TITLE
       -----------------------

       At Completion the Vendor shall cease to hold insurance coverage for the Assets, the Leased Assets and the Activity and risk in the Assets and the Leased Assets shall pass to the Purchaser on the Completion Date. The property in and title to the Assets (save for the Property which is dealt with in Schedule 6) shall pass to the Purchaser on Completion. Title to those of the Assets, where title can pass by delivery, shall so pass.

12.    EXCLUSIONS
       ----------

       Save as otherwise expressly provided in this Agreement neither the Vendor nor Lucas shall be liable under this Agreement for any personal injury, death, loss or damage of any kind whatsoever (other than death or personal injury resulting from its negligence) whether consequential or otherwise (including but not limited to loss of profits) arising from any defect in the Assets and save as provided in clauses 2 and 8 the Vendor
                                                    =========     =
       hereby (save as above mentioned) excludes in relation to the Assets and the Activity all conditions, warranties, representations, guarantees and stipulations express or implied, statutory, customary or otherwise which but for such exclusion would or might subsist in favour of the Purchaser except that such exclusion will not apply to any statements made fraudulently.

13.    FURTHER ASSURANCE AND LUCAS GROUP CONTINUING SUPPLY OBLIGATIONS
       ---------------------------------------------------------------

13.1 The Vendor hereby agrees and declares that it will after and notwithstanding Completion of the sale and purchase hereunder execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Purchaser, at the Vendor's expense, to vest in the Purchaser, or as it may direct, the Assets (other than the Property which is governed by the provisions of Schedule 5 and Debtors which are governed by clause 6.1 and Contracts which are governed by
                             ==========
       clause 5) and otherwise giving the Purchaser the full benefit of all the
       ========
       provisions of
       this Agreement.

13.2 This clause 13.2 applies where the manufacture or use of a product of the Activity depends on the availability of a supply of a component or other product ("a Group Product") which the Vendor, any Business Unit or any member of the Lucas Group manufactures and/or supplies as at and prior to Completion and which is not readily available from other sources at such date. If during the period of one year following Completion the Vendor, any Business Unit or any member of the Lucas Group indicates a desire to cease supplying a Group Product to the Activity, the Vendor shall before ceasing so to supply use its reasonable endeavours to continue to make and to procure that the relevant member of the Lucas Group continues to make available to the Purchaser in relation to the Activity on arms length terms such reasonable supplies of such component or other product as the Purchaser may in relation to the Activity require for such period as shall be sufficient to enable the Purchaser (with any reasonable assistance in such regard as may be agreed between the Vendor and the Purchaser) to resource the component or product elsewhere. Such period shall in any event be no more than one year from Completion. If the Vendor, any Business Unit or any member of the Lucas Group indicates a desire to cease supplying a Group Product to the Activity, the Purchaser shall use its reasonable endeavours to source an equivalent product to the Group Product in question from an alternative supplier.

14.    SHARED IP
       ---------

14.1 In relation to any Shared IP the Vendor shall procure that the member of Lucas Group which is the owner of such Shared IP shall on or as soon after Completion as shall be reasonably practicable grant to the Purchaser a fully paid up licence in respect of all and any such Shared IP to use and exploit the same for its remaining life (where the same may in time expire) and otherwise without limit in point of time but subject to the provisions of clause 14.4 and otherwise on terms that:-
                            ===========

       14.1.1 such licence shall be non-exclusive, non-transferable (other than to a successor in title to the business of the Purchaser), irrevocable, royalty-free and worldwide;

       14.1.2 the Purchaser may, in relation to the Activity, sub-licence any such Shared IP to any other member of the Purchaser's Group for so long as it remains a member of the Purchaser's Group;

       14.1.3 if the Purchaser (or any other member of the Purchaser's Group) wishes to sub licence any such Shared IP to a party outside the Purchaser's Group in relation to the Activity, it may only do so with the consent of the Vendor (such consent not to be unreasonably withheld).

14.2 Any actions against any third party for infringement of any Shared IP shall be a matter for the Vendor on behalf of the member of Lucas Group being the owner thereof provided that the Purchaser shall render such assistance (at the Vendor's or other member of Lucas Group's expense) as the Vendor on behalf of such member of Lucas Group may reasonably require for the purpose of bringing such action. If the Purchaser shall agree in writing to share in the costs of any such action (but not otherwise), the Purchaser shall be entitled to a corresponding share of any damages or other compensation received. If the Vendor decides not to take or within a reasonable time fails itself to take infringement proceedings after written request by the Purchaser, the Purchaser shall be free to do so in its own name and the Vendor shall (at the Purchaser's request and expense) render such assistance as the Purchaser may reasonably require (including subject to being appropriately indemnified by the Purchaser against costs and any other damages or awards lending its name) for the purpose of bringing such proceedings.

14.3 If the Vendor wishes to cease the prosecution or maintenance of any Shared IP which is registered or the subject of a pending application, it shall first give timely notice to the Purchaser offering to transfer to the Purchaser the Shared IP in question. If such offer is accepted, the parties shall effect appropriate transfer documentation. Alternatively, if such offer is not accepted within 7 days, the Vendor shall be at liberty to cease such prosecution or maintenance and to abandon the registration of relevant Intellectual Property.

14.4 The licence in respect of Shared IP granted by this clause 14 shall automatically determine and be of no further force or effect if at any time:-


       14.4.1 the business which enjoys the benefit of such licence (or any part of such licence) or to which such licence (or part of such licence) shall have been assigned or sub-licenced; or

       14.4.2 the corporate entity which owns (whether directly or indirectly) the business which enjoys the benefit of such licence (or any part of such licence) or to which such licence (or part of such licence) shall have been assigned or sub-licenced shall be or become part of a group of companies of which a Lucas Competitor forms part or in which a Lucas Competitior is interested whether directly or indirectly.

14.5   For the avoidance of doubt this clause 14 shall not permit the Purchaser
                                       =========
       or any member of the Purchaser's Group to sub-licence or assign the Shared IP or any part thereof to any Lucas Competitor.

15.    INSPECTION OF DOCUMENTS
       -----------------------

       The Vendor shall for a period of 3 years after Completion afford to the authorised representatives of the Purchaser all reasonable facilities to inspect records held or retained by the Vendor or its professional advisers (which are not privileged) relating exclusively to the Activity (which records the Vendor agrees to maintain for such period) and to make copies or extracts therefrom. If within such period the Vendor shall desire to cease holding and maintaining any such records it shall before taking any action in relation thereto give the Purchaser a reasonable opportunity to inspect the same and at the Purchaser's request and cost and take delivery of the same. The Purchaser agrees to maintain at the registered office of the Purchaser, and allow the Vendor at all reasonable times access to and to take copies of, the Records insofar as they relate to the period prior to Completion, wherever held, for a period of 3 years from Completion or if shorter such period as shall be sufficient in relation to any of the Records as shall result in the relevant Record having been preserved for 6 years after its date.

16.    ENTIRE AGREEMENT
       ----------------

       This Agreement, the Umbrella Agreement the Other Sale Agreements, the Ancillary Agreements and the documents referred to in it and them (including without limitation the Associated Documents but excluding the Memorandum as defined in the Umbrella Agreement) (collectively "the Transaction Documents" and individually "a Transaction Document"), contain the whole agreement between the parties relating to the transactions contemplated by such Documents and any other transactions or matters related to them and supersede all previous agreements between the parties relating to these transactions. The Memorandum shall not constitute a Transaction Document. Each of the parties to this Agreement, being also a party to any of the other Transaction Documentsacknowledges that it has not relied on any pre-contractual representations warranties or other assurances save for the Warranties (as defined in this Agreement and the Other Sale Agreements) the Purchaser Assurances (as contained in this Agreement or the Umbrella Agreement and the Other Sale Agreements) and the Vendor Assurances (as contained in this Agreement) and otherwise as expressly set out in any of the Transaction Documents. Each party hereby agrees that it shall have no remedy against any other party for any negligent or innocent misrepresentation made by such other party in relation to such transactions prior to the Transaction Documents being entered into except to the extent that the same shall have been incorporated in any of such Transaction Documents as a warranty representation or indemnity in which case any claim in relation to the same shall be only on the basis of a breach of the relevant Transaction Document or under the relevant indemnity provision. Nothing in this clause 16 shall relieve any party from any liability for representations made fraudulently.

17.    ASSIGNMENT PROHIBITED
       ---------------------

17.1 This Agreement shall not be assignable by either the Vendor or the Purchaser without the prior written consent of the other (which consent shall not be unreasonably withheld in the case of an internal group reorganisation (without insolvency) intended to be made by either the Vendor or the Purchaser provided always that any assignee shall be a person of similar substance and standing as the assignor or a suitable guarantee shall be provided) save that the Vendor or the Purchaser shall be entitled without the consent of the other to accept the benefits accruing under this Agreement or to exercise its rights covenants and obligations hereunder through the agency of any other company in (in the case of the Vendor) the Lucas Group and (in the case of the Purchaser) the Purchaser's Group. In cases where the assignee of this Agreement is a member of the Lucas Group, then, upon ceasing to be a member of the Lucas Group, the Vendor shall procure that such assignee shall, and such assignee shall be obliged to, re-assign this Agreement to the Vendor. In cases where the assignee of this Agreement is a member of the Purchaser's Group then, upon ceasing to be a member of the Purchaser's Group, the Purchaser shall procure that such assignee shall, and such assignee shall be obliged to, re-assign this Agreement to the Purchaser.

17.2 The benefit of this Agreement may be assigned by the Purchaser by way of security to any provider of secured financing to any member of the Purchaser's Group but not otherwise.

18.    NO MERGER OF OBLIGATIONS AT COMPLETION
       --------------------------------------

       Except insofar as the same have been fully performed at Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

19.    TRUSTS
       ------

       The perpetuity period applicable to any trusts created by this Agreement shall be twenty years commencing on the date of this Agreement.

20.    PURCHASER ASSURANCES
       --------------------

20.1 The Purchaser warrants to the Vendor (for itself and in each case as trustee for and on behalf of each other member of the Lucas Group) that the Purchaser has the necessary corporate power and authority and all authorisations approvals consents and licences required by the Purchaser have been unconditionally and irrevocably obtained and are in full force and effect to permit the Purchaser to enter into and perform this Agreement and the Agreement has been duly authorised by the Purchaser and constitutes a valid and binding obligation of the Purchaser.

20.2 The Purchaser acknowledges to and agrees with the Vendor (both for itself and in each case as trustee for each other member of the Lucas Group and for the benefit of each of their respective officers employees and advisers and as trustee for such officers employees and advisers) that:


       20.2.1 the invitation to the Purchaser by or on behalf of the Vendor to consider the purchase of the Activity and the Assets and the provision of information relating thereto and to the financial position or prospects of the Activity was made by or on behalf of the Vendor and accepted by the Purchaser and this Agreement was entered into on the basis that neither the Vendor nor any member of the Lucas Group nor any of the Vendor's or any member of the Lucas Group's officers employees and advisers has or have made or makes any representation or warranty (other than as set out in the Warranties) as to the accuracy or completeness of such information or accepts any duty of care in relation to the Purchaser in respect of the provision of such information and save as contemplated by the Warranties (as qualified by the Disclosure Letter) or in the case of representations made fraudulently by the Vendor or otherwise as is expressly provided in this Agreement none of such persons shall be under any liability to the Purchaser in the event that, for whatever reason, such information is or becomes inaccurate incomplete or misleading in any particular; and

       20.2.2 the Purchaser has had independent legal and financial advice relating to the purchase of the Activity and the Assets and to the terms of this Agreement and the documents to be executed pursuant hereto including the terms of this clause.


20.3   The Purchaser hereby warrants and represents to the Vendor that:


       20.3.1   the Purchaser is duly incorporated under the Companies
                Acts in England and Wales
                and validly existing and has all requisite corporate power and authority to own, lease and operate its properties and business as presently conducted and to enter into and perform its obligations under this Agreement;

       20.3.2 the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorised by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal valid and binding obligation of the Purchaser, is enforceable against the Purchaser in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity;

       20.3.3 neither the execution nor the delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any of the provisions of or constitute a default under the memorandum or articles of association of the Purchaser as amended to date or except as would not have a material and adverse effect on its business assets or financial condition, constitute a breach or event of default under or any agreement, mortgage, indenture, lease or other instrument to which the Purchaser is a party or by which the Purchaser or its property is bound or results in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

       20.3.4 to the best of the knowledge of the Purchaser no consent, approval or authorisation of or declaration of filing with any governmental authority is required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement. No approval, consent or authorisation of any lender, lessor or any other person is required in order for the Purchaser to consummate the transactions contemplated by this Agreement.


20.4 Except to the extent contemplated by any other provision of this Agreement the Purchaser undertakes to the Vendor for itself and as trustee for and on behalf of each other member of the Lucas Group that it will not at any time after Completion hold itself out as a Subsidiary of or as otherwise connected with the Lucas Group (other than as a successor to the Activity subject to the terms of this Agreement in that regard) or at such time as is contemplated (if so contemplated) by the Ancillary Agreements and that except and to the extent contemplated by any of the Ancillary Agreements forthwith following Completion there is deleted from all printed material including (without limitation) stationery catalogues brochures sales material and (if relevant) from electronic media such as interment sites and telephone listings and (if relevant) from signage at any property occupied for the purposes of the Group and from motor vehicles used by the Group all references to the name or mark "Lucas" and/or "CAV" and/or "LucasVarity" and/or the Lucas Group diagonal flash.

20.5   Without prejudice to the generality of the provisions of clause 20.4 but
                                                                ===========
       subject also to those provisions and except to the extent contemplated by the Ancillary Agreements or any other provision of this Agreement the Purchaser undertakes to the Vendor (who for this purpose contracts both for itself and for and on behalf of each other member of the Lucas Group) that it will not and will procure that no member of the Purchaser's Group whether directly or indirectly and in any capacity whatsoever use in connection with any business the name or mark "Lucas" and/or "CAV" and/or "LucasVarity" and/or the Lucas Group diagonal flash or any colourable imitation thereof.

20.6 The Purchaser hereby covenants with the Vendor and (as a separate and independent covenant) with the Vendor as trustee for each other member of the Lucas Group that except to the extent (if any) required by law the Purchaser will not and will procure that no member of the Purchaser's Group will at any time after Completion disclose or make public any secret or confidential or professional or financial or commercial information concerning the Lucas Group and not relating to the Activity which it has learned by reason of the Activity being owned by the Vendor and save as aforesaid will not and will procure that no member of the Purchaser's Group will use to the detriment of any member of the Lucas Group any information concerning the Lucas Group and not relating to the Activity which the Purchaser or any member of the Purchaser's Group has obtained in confidence in the course of or as a result of such ownership provided always, however, that the provisions of this clause 20.6 shall
                                                             ===========
       cease to apply to any information which is already in or which falls into the public domain otherwise than by reason of a breach of this provision.

20.7 The Purchaser acknowledges to the Vendor for itself and as trustee for each member of the Lucas Group the ownership by the Lucas Group of the names and/or mark "Lucas" and/or "CAV" and/or "LucasVarity" and/or the Lucas Group diagonal flash and hereby acknowledges that notwithstanding any arrangements operating between the Vendor and the Purchaser in respect of the period following Completion all and any goodwill in the names of Lucas and/or CAV and/or

       LucasVarity and/or the Lucas Group diagonal flash belongs to and remains vested in the Lucas Group.


21     VENDOR ASSURANCES
       -----------------

21.1 The Vendor acknowledges to and agrees with the Purchaser (both for itself and in each case as trustee for each other member of the Purchaser's Group) that :

       21.1.1 the Vendor hereby unconditionally assigns and the Vendor undertakes to procure that any other relevant member of Lucas Group will unconditionally assign to the Purchaser (both for itself and in each case as trustee for each other member of the Purchaser's Group) all such rights and interests and benefits (including all rights of action in respect of any breach by the other contracting party) which the Vendor and any other member of Lucas Group has in or under or pursuant to each of the confidentiality agreements signed by or on behalf of all persons to whom the Information Memorandum dated February 1997 (copies of which have been annexed to the Disclosure Letter) with the intent that the Purchaser and each member of the Purchaser's Group shall have and obtain the full benefit of all obligations undertaken by the other contracting parties to such confidentiality agreements,

       21.1.2 the Vendor will and will procure that any relevant member of Lucas Group will at the request of the Purchaser and at the Purchaser's cost and expense provide all assistance as the Purchaser or any relevant member of Purchaser's Group may hereafter reasonably require in connection with the enforcement of or taking action against any other relevant contracting party for breach of the said confidentiality agreements and the Purchaser hereby agrees to indemnify the Vendor and any relevant member of Lucas Group against all costs and expenses actually incurred by them in providing any such assistance.

21.2   The Vendor hereby warrants to the Purchaser that :

       21.2.1 each of the Vendor and Lucas is duly incorporated under the Companies Acts in England and Wales and is validly existing and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.


       21.2.2 the execution, delivery and performance of this Agreement by the Vendor and Lucas and the consummation by the Vendor and Lucas of the transactions contemplated hereby have been duly authorised by all requisite corporate action on the part of the Vendor and Lucas . This Agreement has been duly executed and delivered by the Vendor and Lucas and constitutes the legal valid and binding obligations of the Vendor and Lucas, are enforceable against the Vendor and Lucas in accordance with their terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity;

       21.2.3 neither the execution nor the delivery of this Agreement by the Vendor and Lucas nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any of the provisions of or constitute a default under the memorandum or articles of association of either of the Vendor or Lucas as amended to date or any finance agreement, mortgage or other security instrument to which the Vendor or Lucas is a party.


22     INTEREST
       --------

       Save where otherwise contemplated by any other provision of this Agreement if any sum shall at any time be due and outstanding from any party to any other party pursuant to the terms of this Agreement interest shall be payable thereon at the rate per annum which is 2% above Barclays Bank plc's base lending rate from time to time such interest to accrue from day to day and to be payable from the due date until payment whether before or after judgment.


23     WAIVER
       ------

       No waiver by any party to this Agreement of any of the requirements of this Agreement or any of its rights hereunder shall have effect unless given in writing and signed by or on behalf of the party giving the waiver and no delay by any party in exercising any of its rights hereunder shall impair the same. No single or partial exercise of any right or remedy shall preclude any further exercise thereof or the exercise of any other right. Any waiver of any breach of, or any default under any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.


24     NOTICES
       -------

24.1 The address for service of the parties to this Agreement shall be:

       24.1.1 in the case of the Vendor its registered office in the United Kingdom from time to time and shall be addressed to:

                The Legal Director - Lucas
                Electrical and Electronic Systems; and

       24.1.2 in the case of the Purchaser its registered office in the United Kingdom from time to time and shall be addressed to the Managing Director and Finance Director

24.2 Any notice will be deemed well served on the party to whom it is addressed if it be served personally or by courier delivery addressed to such party at its address for service and service shall be deemed to be effective upon such personal or courier delivery taking place.

24.3 Any notices or statements to be served pursuant to this Agreement may be sent by facsimile process:

       24.3.1   in the case of notices to the Vendor to the Legal
                Director - Lucas Electrical and Electronic Systems; fax 0121 627 4420 or to such other fax number as may be notified to the Purchaser for the purposes of this clause 24.3; and
                                                   ===========

       24.3.2 in the case of notices to the Purchaser to the Managing Director and Finance Director, Prestolite Electric Limited; fax 01772 421663 or to such other fax number as may be notified to the Vendor for the purposes of this clause 24.3;
                                                    ===========

24.4 Any notice or statement so sent by facsimile process shall be deemed to have been served at the expiration of 2 hours after the time of despatch if despatched before 3.00 pm (local time at the place of destination) on any Business Day and in any other case at 10.00 am (local time at the place of destination) on the Business Day following the date of despatch provided that it is followed by a hard copy of the notice or statement served on the recipient in accordance with clause 24.2
                                                  ===========

24.5 If the Vendor serves on the Purchaser any notice in accordance with this clause 24 it shall send a copy of such notice to the Senior Vice
       =========
       President and Chief Finance Officer at Prestolite Electric Incorporated, 2100 Commonwealth Boulevard, Ann Arbor, MI 48105 USA provided that failure by the Vendor to send such copy of such notice shall in no way prejudice the validity of service of such notice.

25.    COSTS
       -----

       Save as otherwise provided herein each party hereto shall bear its own costs and expenses in connection with this Agreement and the negotiations leading thereto.


26.    ANNOUNCEMENTS
       -------------

       No announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement shall (save as required by law or the regulations of the London Stock Exchange or the New York Stock Exchange) be made by any party except with the prior written approval of the Vendor and the Purchaser. The Vendor and the Purchaser agree to procure that each of their respective advisers and representatives complies with the provisions of this clause as if such person were party to this Agreement.


27.    GOVERNING LAW
       -------------

       This Agreement shall be governed by English Law and the parties hereby submit to the exclusive jurisdiction of the English Courts.


28.    COUNTERPARTS
       ------------

       This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.


29.    STAMP DUTY
       ----------

29.1 The Purchaser shall bear any stamp duty which may be payable on this Agreement or the transfers and assignments of the Activity and the Assets but Lucas and the Vendor confirm that neither of them intends to bring or cause to be brought into the United Kingdom any of such documents except:-

       29.1.1 as part of proceedings to enforce or register the transfer of its or any of their rights;

       29.1.2 in order to comply with any request by the Inland Revenue, H.M. Customs & Excise and/or H.M. Land Registry or other regulatory authority that originals of any document be produced in order to agree matters relating to the tax or other affairs of any member of Lucas Group;

       29.1.3 if the Inland Revenue, H.M Customs and Excise and/or H.M. Land Registry or other regulatory authority having powers to do so require the production of any such document;

       Provided that if after Completion the Vendor or Lucas proposes to bring or cause to be brought into the United Kingdom any such documents the Vendor shall, if time and circumstances allow, before bringing or causing to be brought into the United Kingdom any such documents, first give to the Purchaser notice in writing of such proposal and shall give the Purchaser a reasonable opportunity to discuss the matter with the Vendor and its advisers.

29.2 The Purchaser shall cause the Purchaser Guarantor (as defined in the Umbrella Agreement) to retain the original of this Agreement duly executed for and on behalf of each of the parties hereto and the Vendor shall retain (on behalf of itself and as agent of Lucas) a duplicate of the original Agreement duly executed for and on behalf of each of the parties hereto and the parties hereby agree that the original of this Agreement retained by the Purchaser Guarantor shall be deemed to be the principal instrument for the purposes of sub-section (2) of Section 61 of the Stamp Act 1891.

29.3 The Purchaser covenants with Lucas and the Vendor that should either Lucas or the Vendor be required to stamp its duplicate copy of the Agreement or any other document entered into in consummation of the transactions contemplated hereby as required by s.72 Stamp Act 1891, and if it is not possible (without Lucas or the Vendor paying other than nominal stamp duty) to do so without the principal instrument being brought back into the United Kingdom, the Purchaser will within 7 days of being required so to do by the Vendor or Lucas cause to be brought into the United Kingdom the principal instrument referred to in clause 29.2 and submit the same for stamping and pay all stamp duty required to be paid thereon and produce the same to Lucas or the Vendor duly stamped so that Lucas or the Vendor may have its duplicate copy stamped accordingly.


30.    GENERAL
       -------



30.1 It is agreed and declared that the Purchaser shall be responsible for and bear all stamp duty which arises or may arise in respect of the transactions (and the documents recording them) in this

       Agreement.

30.2 No provision of this Agreement, by virtue of which this Agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement have been furnished to the Director General of Fair Trading pursuant to Section 24 of the Restrictive Trade Practices Act. For this purpose the expression "this agreement" includes any agreement or arrangement of which this Agreement forms part and which is registrable or by virtue of which this Agreement is registrable.

AS WITNESS the hands of the duly authorised representatives of the parties to this Agreement the day and year first above written

                                   SCHEDULE 1
                                   ----------

                                     PART 1
                                     ------

                           THE ACCOUNTING PRINCIPLES
                           -------------------------


1.     FIXED ASSETS
       ------------

1.1    DETERMINATION OF COST

            General
            -------

         . Purchase Price - subject to any provision for depreciation or diminution in value the amount to be included in respect of any fixed asset shall be its purchase price. Purchase price shall include all consideration, cash or otherwise, in respect of the asset and may include expenses incidental to the acquisition.

         . Improvement and Repair - expenditure may be capitalised where it increases the expected future benefits from the asset beyond its previously assessed standard of performance.

         . Minimum Cost - all stand alone items of a capital nature (except computer equipment) costing less than (Pounds)5,000 are written off to revenue as incurred. All discrete computer equipment is capitalised.


            Specific
            --------

         . Land and Buildings - will include the cost of basic services and improvements and alterations which add to the economic or open market value. Group properties will periodically be professionally valued and the values will, subject to the approval of the Board of Lucas Industries plc, be incorporated in the books of account. Following such a revaluation of property, depreciation will be calculated on the revised values attributed to buildings and basic services and the assets will be incorporated in the balance sheet at valuation less amounts written off.

         . Plant and Machinery - cost will include all expenses directly attributable to bringing the asset into its working condition and location e.g.


            . invoice purchase price

            . site preparation

            . delivery and handling charges

            . installation costs

            . professional fees

         . Tooling - defined as equipment which is used to customise machinery for the production of a particular product and which has a useful economic life of more than one year. Cost will be calculated as detailed for plant and machinery above. Tooling, including consumable tooling, with a useful economic life of less than one year will be expensed in the year of purchase.

         .  Computer Hardware - capitalised amount will comprise invoiced cost.

         .  Computer Software - capitalised amount will comprise invoiced cost.

         . Motor Vehicles - capitalised amount will comprise invoiced cost including VAT for motor cars.



1.2    DEPRECIATION


         . All assets, with the exception of freehold land, will be depreciated from the first day of the month in which they are brought into service. An item of plant is considered to have come into service when normal production volume has been achieved. Depreciation will cease on the last day of the month before the month in which an asset is sold or scrapped.

         . Depreciation will be calculated on a straight line basis over the useful economic life of the asset. Residual values should normally be considered to be nil. Assets purchased prior to 1 August 1991 were depreciated on a reducing balance method with relifing in the later years.

         .  Economic lives are as follows:


            .  Land                          Not depreciated

            .  Buildings                     50 years

            .  Plant and Machinery           10 - 20 years

            .  Tooling                       3 years

            .  Computer Hardware             3 - 5 years

            .  Computer Software             3 years

            .  Motor Vehicles                5 years

1.3    PROFIT / LOSS ON SALE OF ASSETS

         . Profit or loss on the sale of an asset will be calculated as disposal proceeds less the net book value of the asset.


1.4    LEASES

         . Assets acquired under finance leases will be capitalised and depreciated as for purchased assets as above.

         . Rental payments under operating leases should be charged to the profit and loss account as incurred.


2.     STOCK
       -----

2.1    DEFINITION

         .  Stocks as defined by SSAP9 comprise:

            .  goods or other assets purchased for resale

            .  consumable stores (including maintenance stocks)

            . raw materials and components purchased for incorporation into products for sale

            .  products in intermediate stages of completion

            .  finished goods


2.2    PHYSICAL STOCK COUNT

         . Year end stock balances are taken from the COPICS planning system and all A class items representing 80% by value) are verified by physical count during the 3 month period prior to the year end.

         . Stock in transit from India is not normally included in the year end figures by agreement with Lucas TVS.

         . Certificates must be obtained for all stocks held by third parties, including subcontractors.


2.3    VALUATION


       Policy
       ------

         . Stocks are valued at the lower of cost and net realisable value of separate items of stock or of groups of similar items.


       Definition
       ----------

         . Cost - that expenditure which has been incurred in the normal course of business in bringing the product to its present location and condition.

         . Cost of Purchase - comprises purchase price including import duties, transport and handling costs and any other directly attributable costs, less trade discounts, rebates and subsidies.

         .  Costs of Conversion - comprises:

            . costs specifically attributable to units of production e.g. direct labour, direct expenses and subcontracted work

            . production overheads
            . other overheads attributable in the particular circumstances of the business to bringing the product to its present location and condition

         . Production Overheads - overheads incurred in respect of materials, labours for production based on the normal level of activity notwithstanding that they may accrue wholly or partly on a time basis.

         . Net Realisable Value - the actual or estimated selling price net of trade but before settlement discounts.


       Determination of Cost
       ---------------------

         . The gross valuation must include all goods in stock and will be based on cost, any diminution due to obsolescence and other causes being dealt with separately by way of provisions. Gross cost will be arrived at by using standard costing methods. Standard costs will be brought up-to-date shortly before the year end. The valuation must be modified to recognise the true cost of stock as required by SSAP9, adjustments would be made for normal scrap, price variations etc.

         . Work-in-progress - the cost will be that appropriate to the last completed operation, plus the value of any materials or components to be used during the next operation(s) which have not been returned to store.

         . Design/engineering costs - engineering costs in support of current production should be included in the gross valuation.

         . Storage costs - may only be included in cost where it is necessary to store raw materials or work in progress prior to a further manufacturing process.

         . Non production overheads - overheads relating to service departments should be allocated between production and other non production functions, only those that can be allocated to the production function should be absorbed into the costs of conversion.

         . Absorption of overheads - overheads to be included in stock must be allocated, according to SSAP9, on the basis of a normal level of activity which should be established with reference to the budgeted level of production for the current year and the level of activity achieved in previous years. Abnormal costs such as the cost of excess facilities will be charged to profit as incurred.


       Provisions
       ----------

         . The purpose of provisions is to reduce the stock valuation to the lower of cost and net realisable value.

         . Inactive stock - all stock where no sales have been recorded during the previous twelve months are inactive stocks, these will be provided for in full. The only exception being where stock has been deliberately accumulated in anticipation of a new sales campaign, the introduction of a new product or model, or new legislation. In this case the stock will be measured against the expected future demand and any excess provided for.

         . Excess stock - a provision will be made for stocks which have moved during the preceding year but which are excessive in relation to the expected demand for the coming year.

         . Defective stock - where goods are accepted from suppliers on partial inspection only, a provision will be made for defective and perishable items not revealed by the initial check. The amount should be recalculated each year.

         . Overvaluation - in any case where the net stock value exceeds the net realisable value the difference must be provided for.

         . The full provision rule for inactive/excess stock may be varied where there is a reasonable degree of certainty that any stock which is unprovided for will be sold in the foreseeable future.


       Maintenance Stocks
       ------------------

         . Plant and machine spares will be held as part of stock, being valued at the lower of cost and net realisable value.

         . Where an item is of a recognisable propriety nature, and considered to be sufficiently non specific in use (having regard to the machines in which it might be used) that it is of use both within and outside the Lucas group, net realisable value should be estimated with regard to excess and inactivity as follows:


         .  no use for one year - 25% provision

         .  no use for two years - 50% provision

         .  no use for three years -  100% write down to scrap value.


         . Where an item is considered to be specific in nature to a Lucas machine (without further alteration) it should be written off when acquired, subject to any clearly identifiable scrap value.


3.     DEBTORS
       -------

3.1    TRADE DEBTORS

         . Trade debtors comprise all amounts due from external customers in respect of goods sold and services provided in the ordinary course of business. VAT and similar taxes on turnover invoiced to customers should be included in the outstanding balance for each debtor.


3.2    PROVISIONS

         . The provision for doubtful debts will consist of those debts considered to be at risk at any point in time. A specific provision will be created where:

            .  the customer is in receivership/administration

            .  there is specific knowledge which indicates payment is unlikely

            . the debt is long overdue compared to the normal collection cycle of the business

         . The provision for credit notes will be made for credits which are likely to be given to customers in respect of alleged shortages, goods damaged or not in accordance with the order and any other items in dispute.


3.3    PREPAYMENTS AND ACCRUED INCOME

         . Prepayments consisting of the unexpired portion of payments made in respect of time related expenses will be included on the balance sheet.

         . Accrued income consisting of income relating to the current period but not receivable in cash until after the balance sheet date will be included on the balance sheet.


3.4    OTHER DEBTORS

         . Other debtors comprise all amounts falling outside the definition of trade debtors and shall be included on the balance sheet to the extent to which they are determined as recoverable.


4.     CREDITORS
       ---------

4.1    TRADE CREDITORS

         . Trade creditors comprise all amounts due to external suppliers in respect of goods purchased and services provided in the ordinary course of business. Provision must be made for goods and services received for which invoices have not been received by the balance sheet date.


4.2    ACCRUALS AND DEFERRED INCOME

         . Accruals consist of the amounts payable in respect of benefits received up to the balance sheet date, generally on a time apportioned basis. There is no accrual for holiday pay as employees are paid on a monthly salary basis.

         . Deferred income comprises that part of monies received at the date of the balance sheet which relates to a later period.


4.3    WARRANTY PROVISIONS

         . A general provision will be created at the balance sheet date based on the actual warranty cost of the previous period adjusted for the increase in OE sales, this calculation to be applied on a consistent basis.

         . An additional specific provision will be created for known faults peculiar to identified products whose rate of occurrence can be reasonably estimated.


4.4    CONTINGENT LIABILITIES

         . Contingent liabilities are only provided for if it is both probable that a liability will occur and the amount is either known or can be estimated with accuracy.


5.     PROFIT AND LOSS ACCOUNT
       -----------------------

5.1    REORGANISATION & CLOSURE COSTS

         . Reorganisation and closure costs will normally arise from specific and defined change aimed at achieving long term benefits rather than relating to more general or incidental expenditure incurred in the ordinary course of business activity. The costs may arise over more than one period but must fulfil the following criteria:

            .  separately and specifically identifiable

            .  arise out of planned action for change

            . outside of the ordinary and incidental costs of the business activity

            .  material


5.2    RESEARCH AND DEVELOPMENT

         . Expenditure on research and development, other than that which is specifically recoverable under contract, is written off as incurred.

                                     PART 2
                                     ------

        MATTERS RELATING TO THE PREPARATION OF THE COMPLETION STATEMENT
        ---------------------------------------------------------------


For the purpose of preparation of the Completion Statement and in determining any adjustments thereto as contemplated by Clause 3 of the foregoing Agreement the following provisions shall apply so as to vary either the Accounting Principles or the meaning attributed in the foregoing agreement to the expression "consistently applied". Except as expressly set out below the Completion Statement shall be prepared in accordance with the Accounting Principles set out in Part 1 above consistently applied:


1.   There are to be no provisions in respect of future redundancies

2.   There is to be no accrual for the annual year end audit

3. Direct liabilities in respect of PAYE/NIC for those employees on the Acton payroll. For those employees not on the Acton payroll, PAYE/NIC paid by Lucas and recharged to the Activity

4. There are to be no provisions in respect of the David Brown Claim or the Bearings Claim or the Perkins Claim

5. Working cash in hand which is passed to the Purchaser on Completion shall be valued on a (Pounds) for (Pounds) basis and shall, for the purposes of the Pro-Forma Completion Statement in part 1 of Schedule 12 be included in Prepayments

                                   SCHEDULE 7
                                   ----------

                                   WARRANTIES
                                   ----------


1    DEFINITIONS AND INTERPRETATION


In this Schedule, where the context admits:


(i)    `Computer Systems' means the Hardware, Software and Data;


(ii) `Data' means any data or information used by or for the benefit of the Activity at any time and stored electronically at any time;


(iii) `Hardware' means any computer equipment used by or for the benefit of the Activity at any time including, without limitation, PCs, mainframes, screens, terminals, keyboards, disks, printers, cabling, associated and peripheral electronic equipment but excluding all Software;

(iv) `Software' means any set of instructions for execution by microprocessor used by or for the benefit of the Activity irrespective of application, language or medium;

(v) any question whether a person is connected with another shall be determined in accordance with Income and Corporation Taxes Act 1988, s 839 (subject to the deletion of the words from `Except' to `arrangements' in subs (4) thereof) which shall apply in relation to this schedule as it applies in relation to that Act;

(vi) where, in this Schedule, a term is defined in and for the purposes of a particular Paragraph or Sub-Paragraph, the relevant definition shall apply, where the context admits, for all other purposes of this Schedule.

(vii) words and expressions used in this Schedule shall unless the context otherwise requires have the same meanings (if any) as are given to them in this Agreement ("the Agreement").

(viii) Where any of the Warranties is qualified by words such as "the Vendor is not aware" or "the Vendor believes" or "to the best of the Vendor's knowledge" or any similar qualification, the Vendor's awareness or belief or knowledge shall be determined by reference only to the awareness or belief or knowledge of the persons whose names are listed in the left hand column below and whose position is stated opposite his name in the right hand column below of whom enquiry has been made by the Vendor and subject to the foregoing the Vendor shall not be liable for breach of warranty should the fact or circumstance which would otherwise be a breach of the Warranties be known to any other employee or officer of any member of the Lucas Group.

       Name of Person    Position Held

       P Almond          Legal Director-Lucas Electrical and Electronic
                         Systems

       E Earle           Group Property Manager

       S Lockwood        Patents Manager

       C Long-Leather    Programme Director-Business Development

       A Lord            Divestment Project Manager

       M J McKiernan     Group Director - Health Safety and Environment

       P Marian          Director and General Manager

       A Toogood         Personnel Manager

       J Walker          Finance and Planning Manager

       C Stacey          Operations Manager


2    WARRANTIES

2.1  THE VENDOR AND THE VENDOR'S GROUP


(A) Capacity The Vendor has full power and authority to enter into and perform this Agreement and has full power and authority to carry on the Activity as it is now being carried on and (save in respect of consents which may be required by persons other than the Vendor, Lucas, any member of the Lucas Group or any of their shareholders) to sell the Activity and the Assets (and each of them) to the Purchaser on the terms of this Agreement and may execute and deliver this Agreement and perform its obligations under this Agreement without in any such case requiring or obtaining the consent of its shareholders or any bank or financial institution or any other person who may have an interest in any of the Assets and this Agreement constitutes valid and binding obligations on the Vendor in accordance with its terms.

(B) Branches and Associations No part of the Activity has ever been conducted through a branch, agency or permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside the United Kingdom. The Vendor is not, and has not agreed to become, in relation to the Activity, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment.

2.2  LICENCES, LITIGATION AND THE LAW

(A) Compliance with Laws The Activity has been conducted in all material respects in accordance with all applicable laws and regulations of the United Kingdom and any other relevant foreign country or authority and there is no order, decree or judgement of any court or any governmental or other competent authority or agency of the United Kingdom or any other relevant foreign country outstanding against the Activity or the Vendor which may have a material adverse effect upon the Activity or the Assets.

(B)  Licences etc

     (1) All licences, consents, permits, approvals and authorisations (public and private) necessary for utilising any of the Assets in the Activity or carrying on effectively any aspect of the Activity have been obtained by the Vendor, are in full force and effect and are not in the Vendor's reasonable opinion subject to conditions which are both onerous and peculiar having regard to the nature of the business carried on by the Activity and the licence in question.

     (2) If pursuant to a provision of law or as a condition of any licence, consent, permit or other authorisation a report or return is required to be given to any person or authority, such report or return has been given.

     (3) Apart from any reasons relating to the Purchaser, so far as the Vendor is aware there is no circumstance which the Vendor reasonably believes would be likely to lead to the suspension cancellation or revocation of any licence, consent, permit, approval or authorisation. If any licence, consent, permit, approval or authorisation has been issued subject to conditions, the Vendor has complied with such conditions in all material respects and where the Vendor has not so complied such non-compliance has no material adverse effect on the Activity.

(C) Breach of statutory provisions The Vendor has not at its registered office received notice that any of its officers, agents or employees (during the course of their duties in relation to the Activity) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, Order, Regulation, or the like in the United Kingdom or elsewhere which is punishable by fine or other penalty and no notice in respect thereof has been received.

(D)  Litigation and disputes

     (1) Neither the Activity nor the Vendor nor any of its officers or agents nor so far as the Vendor is aware any of the Transferring Employees in circumstances where the Vendor may be vicariously liable is engaged in or the subject of any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, which materially adversely affects or is reasonably likely to have a material adverse effect on the Activity and/or the Assets.

     (2) No such litigation or arbitration, administrative or criminal proceedings are served, threatened or expected nor so far as the Vendor is aware, pending by or against the Activity or the Vendor or any such officers, agents or employees in circumstances where the Vendor may be vicariously liable, and so far as the Vendor is aware, there are no facts or circumstances reasonably likely to give rise to any such litigation or arbitration or administrative or criminal proceedings which materially and adversely affect or are reasonably likely to have a material adverse effect on the Activity.

     (3) Neither the Activity nor the Vendor nor any other member of the Vendor's Group (or any officer or employee of any of them) has or have been a party to any undertaking or assurance given to any court or Governmental agency or the subject of any injunction relating to the Activity and/or the Assets which is still in force.

     (4) There are no outstanding material disputes between the Vendor and any of its Major Customers or Major Suppliers in relation to the Activity.

(E)  Fair Trading

     (1) No agreement practice or arrangement carried on by the Vendor or any member of the Lucas Group in connection with or in relation to the Activity or to which the Vendor is a party (including, but not limited to, any Contract):

          (a) is, is being or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the

               Resale Prices Act 1976 or is or has been the subject of any enquiry, complaint, investigation or proceeding under any of those Acts; or

          (b) is or has been the subject of an enquiry, complaint, investigation, reference or report by the Office of Fair Trading under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980 or constitutes an anti-competitive practice within the meaning of the 1980 Act; or

          (c) infringes Art 85 of the Treaty of Rome establishing the European Economic Community or constitutes an abuse of a dominant position contrary to Art 86 of that Treaty or infringes any regulation or other enactment made under Art 87 and/or Art 235 of that Treaty or is or has been the subject of any enquiry, complaint, investigation or proceeding instituted by a body responsible for enforcing the same in respect thereof, or

          (d) has been notified by the Vendor, nor so far as the Vendor is aware any third party to the Directorate General for Competition of the European Commission and/or to the EFTA Surveillance Authority; or

          (e) infringes any other competition, restrictive trade practice, anti-trust, fair trading or consumer protection law or legislation applicable in any jurisdiction in which the Activity is carried on or in which the activities of the Activity may have an effect.

     (2) In relation to the Activity, the Vendor has not given and is not in default or contravention of any assurance or undertaking (written or oral) to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the European Commission, the EFTA Surveillance Authority or the Courts of Justice of the European Communities or to any other court, person or body and is not subject to or in default or contravention of any Article, Act, decision, regulation, order or other instrument or undertaking relating to any matter referred to in this Sub-Paragraph 2.2(E).

     (3) (a) None of the activities of the Vendor as currently conducted could give rise to the imposition of any anti-dumping, duty or other sanction under any trade regulation legislation in respect of any products manufactured by the Activity or in which the Activity trades.

          (b) no undertaking has been given by the Vendor to any Governmental authority under any anti-dumping or other trade regulation legislation.

     (4) The Vendor has not at its registered office received notice of nor is the Vendor aware of any pending or threatened investigation, complaint, action or decision in relation to the receipt or alleged receipt by it in respect of the Activity of any aid or alleged aid falling within Article 92 (1) of the Treaty of Rome.

(F)  Product Liability

     (1) There is no claim in respect of Product Liability outstanding or threatened against or so far as the Vendor is aware expected by the Vendor in relation to the Activity.

     (2) The Vendor is not currently aware that it has manufactured, sold or supplied products during the course of the Activity which:-

          (a) is, was, or will become, in any material respect faulty or defective; or

          (b) do not comply in any material respect with any warranty or representation expressly or impliedly made by or on behalf of the Vendor in respect of it or with all applicable regulations, standards and requirements in respect thereof;

          and so that Claims in relation thereto after Completion will be Notifiable Claims for the purpose of the Agreement

     (3) The Vendor has not received a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987 in relation to any products of the Activity.

(G) Inducements So far as the Vendor is aware no officer, agent or employee of the Vendor in relation to the Activity has paid or accepted any bribe (monetary or otherwise) to obtain or provide an advantage for any person.

2.3  THE VENDOR'S SOLVENCY

(A) Winding Up No order has been made, petition presented or resolution passed for the winding up of the Vendor and no meeting has been convened for the purpose of winding up the Vendor

(B) Administration and Receivership No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) in respect of the Vendor and/or of all or any part of the Assets.

(C) Compositions The Vendor has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

(D) Insolvency The Vendor is not insolvent, is not unable to pay its debts within the meaning of the insolvency legislation applicable to the Vendor and has not stopped paying its debts as they fall due.

(E) Unsatisfied Judgements No distress, execution or other process has been levied against the Vendor or action taken to repossess any of the Assets. No unsatisfied judgement is outstanding against the Vendor in relation to the Activity.

(F) Floating Charges No floating charge created by the Vendor in relation to the Activity and/or over any of the Assets has crystallised and, so far as the Vendor is aware, there are no circumstances likely to cause such a floating charge to crystallise.

(G) Analogous Events No event analogous to any of the foregoing has occurred in or outside England.

 2.4 ACCOUNTS, RECORDS AND TAXATION

 (A)   Accounts

     (1)    Accounts The Accounts:

          (a) have been prepared in accordance with generally accepted accounting principles in the United Kingdom, including all SSAP's and FRS's in issue at the date thereof (but excluding the disclosure requirements of such SSAP's and FRS's);

          (b)  have been prepared in accordance with the Accounting Principles;

          (c) state fairly the assets and liabilities of the Activity at the Accounting Date and the income of the Activity for each period ended on that date;

          (d)  are not affected by any unusual or non-recurring items.

      (2) Management Accounts The Management Accounts have been carefully prepared in accordance with the Accounting Principles which have been applied on a basis consistent with the preparation of the monthly management accounts of the Activity. The Vendor does not consider the Management Accounts misleading.

     (3) Accounting Principles The Accounting Principles are the accounting principles which were adopted by the Activity for the preparation of its accounts pack produced for the purposes of the Vendor's statutory accounts to 31 January 1997 and which have been applied on a basis consistent with the preparation of the unaudited management accounts of the Vendor comprising solely the unaudited balance sheet and profit and loss account for the two accounting periods ending on and prior to 31 July 1996;

(B)  Books and Records

     (1) All the books and other material comprised in the Records which are to be delivered or otherwise made available to the Purchaser in accordance with the terms of this Agreement:

          (a) have been properly maintained on a consistent basis and are materially up to date and contain all matters required by law to be entered therein;

          (b)  are within the possession and control of the Vendor;

          (c) comply with the requirements of section 221 Companies Act 1985 in the same manner as would be applicable to the Activity, as if the Activity were a company for the purposes of that section; and

     (2) Those of the Records which are necessary for the continued operation of the Activity without material disruption do not contain any material inaccuracies or discrepancies.

(C)  Taxation

     (1) None of the Assets are capital items for the purposes of Part XV of the Value Added Tax Regulations 1995 (`Part XV') and all adjustments required to be made pursuant to Part XV on or before the date hereof have been made and declared to HM Customs & Excise in the appropriate manner.

     (2) The Disclosure Letter contains details and copies of all (if any) elections, together with the relevant notification, made by the Vendor or any member of the Lucas Group in each case in relation to the Activity pursuant to para 2 of Sched 10 to the Value Added Tax Act 1994.

     (3) The Vendor is not and has not since 1 August 1989 been in relation to any land, building or civil engineering work which forms part of the Assets a developer within the meaning of para 5(5) of Sched 10 to the Value Added Tax Act 1994.

     (4) (a) The Vendor has complied with all statutory provisions and regulations relating to value added tax and has duly paid or provided for all amounts of value added tax for which the Vendor is liable in relation to the Activity.

          (b) All supplies made by the Vendor in relation to the Activity are taxable supplies and the Vendor is not and the Purchaser will not be denied credit for any input tax by reason of the operation of s 26 of the Value Added Tax Act 1994 and regulations made thereunder.

          (c) All input tax for which the Vendor in relation to the Activity has claimed credit has been paid by the Vendor in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Activity.

          (d) The Vendor has not been and is not liable to be registered for VAT otherwise than pursuant to the provisions of para 1 of Sched 1 to the Value Added Tax Act 1994.

2.5  THE CONDUCT OF ACTIVITY AND THE EFFECT OF SALE

(A) Activity since the Accounting Date Since the Accounting Date the Activity has been carried on in the ordinary and usual course and in accordance with prior practice so as to maintain it as a going concern and the Vendor has paid creditors of the Activity in accordance with its prior practice for payment of creditors;

(B) No substantial customer or supplier representing more than 5 per cent of sales or supplies of any product or service in the Accounts to 31st January 1997 of the Activity has since the Accounting Date:

          (a) ceased or formally indicated an intention to cease trading or materially reduce its level of trading with the Activity;

          (b) changed or formally indicated an intention or desire to change the terms on which it is prepared to trade with the Activity;

(C)  Consequence of acquisition of the Activity by the Purchaser

     (1) The acquisition of the Activity and/or the Assets (or any of them) by the Purchaser or compliance with the terms of this Agreement:

          (a) will not give rise to or cause to become exercisable any right of pre-emption relating to the Activity or any of the Assets; and

          (b) will not result in a breach of, or constitute a default under any order, judgement or decree of any court or governmental agency to which the Vendor is party or by which, the Vendor or the Activity or any of the Assets is bound or subject.

(D) Grants The Vendor has not applied for or received any financial assistance from any supranational, national or local authority or government agency in relation to the Activity which is capable of being clawed-back.

2.6  THE ACTIVITY AND ITS ASSETS AND LIABILITIES

(A)  Assets

    (1) There is no agreement or commitment to give or create or allow any Encumbrance over or in respect of the whole or any part of the Assets (save in respect of the Property which is dealt with in Schedule 6) and no claim has been made by any person that he is entitled to any Encumbrance.

    (2) No asset comprised in the Assets is shared by the Activity (or by the Vendor in relation to the Activity) with any other person (including, but not limited to, both the Vendor and/or any member of the Lucas Group in relation to any other business carried on by the Vendor or any member of the Lucas Group) and the Activity does not (other than in relation to the Group Sharing Arrangements and save as provided in the Ancillary Agreements (which is defined in the Umbrella Agreement)) require or depend for its continuation or for the continuation of the method or manner or scope of operation of its business in the same way or manner or on the same basis as heretofore upon any assets, premises, facilities or services owned or supplied by the Vendor or any other member of Lucas Group or Business unit.

 (B) Debtors

     (1) The Vendor has not factored or discounted any of its debts or other receivables or agreed to do so.

     (2) There is annexed to the Disclosure Letter an aged debtor analysis showing details of all Debtors which are more than 60 days past their due date for payment and details what action is being taken with regard to recovery of the same.

     (3) The Assets comprise all of the assets, rights and privileges which are material to the Activity and which are currently or have since the Accounts Dates been used or required by the Vendor to carry on the Activity.

(C)  Stock

     The Stock taken as a whole is sufficient for the normal requirements of the Activity and taken as a whole is at its normal level having regard to current orders and to orders reasonably anticipated from customers of the Vendor in relation to the Activity.

(D)  Intellectual Property Rights

     (1) No person has been licensed or otherwise authorised to make any use whatsoever of any Intellectual Property owned by the Vendor and used exclusively in the Activity.

     (2) All the Intellectual Property used by the Vendor in the Activity is owned by the Vendor and the Vendor does not use in the Activity any Intellectual Property in respect of which any third party has any right, title or interest.

     (3) No notice has been received alleging that any of the Intellectual Property is invalid or unenforceable.

     (4) So far as the Vendor is aware, none of the processes or products of the Vendor and/or used in the Activity infringes any intellectual property rights of any other person or involves the unlicensed use of confidential information disclosed to the Vendor in relation to the Activity by any person in circumstances which would entitle that person to make a claim against the Vendor in relation to the Activity.

     (5) None of the Intellectual Property is to the Vendor's knowledge being used, claimed, applied for, opposed or attacked by any person.

     (6) The Vendor is not aware of any infringement of the Intellectual Property or of any rights relating to it by any person.

     (7) There are no outstanding claims against the Vendor or the Activity for infringement of any intellectual property or of any rights relating to it used in the Activity and during the last three years no such claims have been settled by the giving of any undertakings which remain in force.

     (8) The Vendor has used all reasonable endeavours prior to the Completion Date to keep confidential information and know-how used in the Activity confidential and the Vendor operates and fully complies with procedures which maintain such confidentiality. The Vendor is not aware of any such confidentiality having been breached. The Vendor has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets or list of customers to any other person. There is attached to the Disclosure letter a full and accurate list of the names and addresses of all persons to whom the Information Memorandum dated February 1997 in relation to (inter alia) the Activity was provided together with a copy of each confidentiality undertaking signed by each such person in relation to its provision.

     (9) All application and renewal fees, costs, charges, taxes required for the maintenance or protection of any of the Intellectual Property which is registered have been duly paid on time and none of such rights are subject to any existing challenge or attack by a third party or competent authority.

     (10) So far as the Vendor is aware, all agreements relating to the Intellectual Property (if any) to which the Vendor is a party are valid and binding and immediately prior to the entering into of this Agreement the Vendor is not in breach of any of the provisions of such agreements and copies of all such agreements are annexed to the Disclosure Letter.

     (11) The Vendor has, if required to do so under the Data Protection Act 1984 duly registered as a data user in respect of the Activity and has complied with the data protection principles as set out in that Act and a copy of its registration is annexed to the Disclosure Letter.

     (12) No member of Lucas Group is the owner or exclusive licensee of any patents, or registered designs, which in either case confer registered intellectual property right protection in relation to any product manufactured used or sold by the Activity at or during the two years prior to the Completion Date.

     (13) The licence of registered and unregistered intellectual property rights forming part of the Ancillary Agreement grants to the Purchaser in relation to the Activity no lesser rights in or over the intellectual property rights of the Grantor than have prior to Completion been enjoyed or exercised by the Activity.

(E)  Computer Systems

     (1) The Hardware has been satisfactorily maintained and supported and has the benefit of appropriate maintenance and support agreements.

     (2) In the Vendor's reasonable opinion the Hardware and Software does not at Completion have inadequate capability and capacity for the projected requirements of the Activity in the Vendor's budgets for the Activity for not less than one year following Completion for the processing and other functions required to be performed for the purposes of the Activity.

     (3) Such disaster recovery plans as are in effect designed to ensure that Hardware, Software and Data can be replaced or substituted without material disruption to the Activity are disclosed in the Disclosure Letter.

     (4) In the event that any person providing maintenance or support services for the Hardware,

          Software and Data ceases or is unable to do so, the Activity has all necessary rights and information to procure the carrying out of such services by employees or by a third party without undue expense or delay.

     (5) The Activity has adequate procedures to ensure internal and external security of the Hardware, Software and Data, including (without limitation) procedures for preventing unauthorised access, preventing the introduction of a virus, taking and storing on site and off site back up copies of Software and Data.

     (6) The Vendor owns and is in possession and control of, original copies of all the manuals, guides, instruction books and technical documents (including any corrections and updates) required to operate effectively the Hardware and the Software.

 (F) Title Retention The Vendor has not acquired or agreed to acquire any of the Plant, Machinery and Equipment on terms that property therein or title thereto does not pass until full payment is made or (if it has) the property therein or title thereto has now fully passed to the Vendor and no supplier or other third party has any rights or claims against or in respect of such Assets accordingly.

 (G) Insurances

     (1) Brief particulars of all the insurance policies (including, without limitation, the limit and basis of cover under each policy and the amount of the applicable excess) in which the Vendor has an interest in relation to the Activity (the `Insurances') are given in the Disclosure Letter.

     (2) Since the Accounting Date all the Insurances have been in full force and effect without alteration until Completion, and so far as the Vendor is aware there are no circumstances which might lead to any liability under any of the Insurances being avoided by the insurers. There is no claim outstanding under any Insurance in relation to the Assets or Transferring Employees nor is the Vendor aware of any circumstances reasonably likely to give rise to a claim nor (if the Vendor was to renew the Insurances) is the Vendor aware of any circumstances as to why the insurers would refuse to renew them.

(H) Trade Associations Full particulars of all trade or business associations of which the Vendor is a member in relation to the Activity are set out in the Disclosure Letter.

(I) Terms of Business True and complete copies of the standard terms upon which the Vendor is prepared to provide goods or services to any person in relation to the Activity are annexed to the Disclosure Letter.

(J) Liabilities Save in respect of the Creditors, the Contracts, Product Liability, Warranty Work (pursuant to Clause 11.1.2), the Transferring
                                          =============
    Employees as contemplated by Clause 7 and the Regulations, and in respect of
                                 ========
    the Environment, none of the liabilities which the Purchaser is to assume under the terms of Clause 10 (being only those liabilities in relation to
                       =========
    the Activity which the Purchaser would not, but for the provisions of that clause, otherwise have been obliged to assume hereunder) is material

2.7  CONTRACTS AND CONTRACTUAL ARRANGEMENTS

(A)  The Contracts

     (1) Each of the Contracts is valid and binding on the parties thereto and so far as the Vendor is aware no notice of termination of any such Contract has been received or served by the Vendor.

     (2) Other than as a result of the arrangements contemplated herein the Vendor is not aware of the invalidity of, or of any grounds for determination, rescission, avoidance or repudiation, of any of the Contracts.

     (3)  The Disclosure Letter lists :

          (a) the top twenty suppliers (a "Major Supplier") by value (net invoice value) to the Vendor in respect of the Activity in the six months immediately preceding the Accounting Date; and

          (b) those customers (a "Major Customer") who have purchased from the Vendor in respect of the Activity in the two years and six months which immediately preceded the Accounting Date goods and services having an average annual net invoice sales value of not less than (Pounds)250,000.

     (4)  None of the Contracts including the Material Contracts:

          (a) which is not also a Material Contract is an agency or distributorship agreement;

          (b) is known by the Vendor to be likely to result in a loss to the Vendor or to the Activity on completion of performance; or

          (c) is a contract for services (other than contracts for the supply of electricity or other normal office services); or

          (d) requires the Vendor to pay any commission, finder's fee, royalty or the like; or

          (e) involves liabilities which may fluctuate in accordance with an index or rate of currency exchange; or

          (f) is (save for those in respect of Leased Assets) a contract for the supply of assets to the Vendor on hire, lease, hire purchase, conditional sale, credit or deferred payment terms; or

          (g) is dependent on the guarantee or covenant of or security provided by any other person; or

          (h) is in any way otherwise than in the ordinary course of business;.

          (i) in the reasonable opinion of the Vendor cannot readily be fulfilled or performed by the Vendor on time without undue or unusual expenditure of money or effort.

     (5) Other than the Contracts, there are no agreements or arrangements relating to the Activity or any part thereof to which the Vendor or any member of the Lucas Group is a party which in any way restricts the freedom of the Vendor to carry on the Activity in whole or in part or to use or exploit any of the Assets in any part of the world as it thinks fit.

  (B) Substantial or significant contracts

     (1) For the purposes of this paragraph (B) a "Material Contract" means any of the Contracts relating to or affecting the Activity which has been entered into by the Vendor, is still subsisting and which satisfies any one of the following criteria :

          (a) other than Contracts for supply by the Activity under a negotiated set of terms and conditions pursuant to which the relevant customer makes "call-off" orders, during the life of the Contract will require, or is anticipated to require any party to it to pay in aggregate a sum of at least (Pounds)250,000 to the other party or parties;

          (b) the contract is incapable of complete performance or cannot be terminated without cause by any party to it during the period of six months immediately following Completion;

          (c) the contract is one which relates to the supply of services to the Activity, the supply of which cannot be sourced from an alternative supplier and is one without the benefit of which the operation of the Activity is impossible or is materially and adversely affected;

          (d) being Contracts for supply by the Activity under a negotiated set of terms and conditions pursuant to which the relevant customer makes "call-off" orders which during the period of 1 year following Completion will require or is anticipated to require any party to it to pay in aggregate a sum of at least (Pounds)1,000,000 to another party or parties.

     (2) All Material Contracts are referred to and listed in and annexed to the Disclosure Letter.

(C) Defaults So far as the Vendor is aware, neither the Vendor nor the Activity nor any other party to any agreement with the Vendor or the Activity is in default under any of the Contracts where such as default has a material adverse effect on the continuance of the Activity.

 (D) Powers of Attorney There are not in force at the date hereof any power of attorney or other authority (express, implied or ostensible) given by or on behalf of the Vendor in connection with the Activity or the conduct thereof or any of the Assets which is still outstanding or effective to any person to enter into any contract, commitment or obligation on behalf of or which might affect the Activity or the conduct thereof or any of the Assets (save to Transferring Employees to enter into routine contracts in the ordinary course of business in the normal course of their duties).

(E) Tenders, etc No offer, tender, or the like is outstanding which is capable of being converted into an obligation of the Vendor in respect of the Activity by an acceptance or other act of some other person.

(F) Forward currency exchange The forward currency exchange contracts listed in Schedule 12 comprise all the forward currency exchange contracts which the Lucas Group has prior to the Completion Date entered into for the benefit of the Activity.

2.8  EMPLOYEES

(A) Particulars of Transferring Employees

     (1) The Transferring Employees are all employed by the Vendor in the Activity at the date of this Agreement and no notice of termination has been given by the Vendor to any of the Transferring Employees on or before the Completion Date. There are no other individuals employed at the date of this Agreement in the Activity wheresoever.

     (2) The particulars contained in the Schedule annexed to the Disclosure Letter relating to the Transferring Employees are true and accurate in all material respects.

     (3) The written contracts of employment of those Transferring Employees whose basic salary exceeds (Pounds)30,000 per annum or to whom the Vendor is required to give more than three months' notice to terminate the employment without cause which derogate from Lucas standard terms and conditions in force at the time such contract was entered into or amended are annexed to the Disclosure Letter. In relation to all other Transferring Employees a pro forma pack incorporating standard form statements of particulars of employment and other written statements of employment benefits is annexed to the Disclosure Letter, the salary or wages and other benefits provided or which the Vendor is bound to provide of such other Transferring Employees being shown in the Schedule referred to in paragraph (2) above.

     (4) There are no subsisting contracts for the provision by any person of any consultancy services to the Activity.

     (5) None of the Transferring Employees engaged in a senior or managerial position has given notice terminating his contract of employment.

     (6) None of the Transferring Employees is under notice of dismissal or has any outstanding dispute with the Vendor or any other member of the Vendor's Group in connection with or arising from his employment nor is there any liability outstanding to such persons except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

     (7) During the period of six months ending with the execution of this Agreement neither the Vendor nor any member of the Vendor's Group nor any other person carrying on the Activity has directly or indirectly terminated the employment of any person employed in or by the Activity where the reason or principal reason for such termination was the transfer of the Activity.

     (8) The Employee Pack referred to in and annexed to the Disclosure Letter discloses all agreements or arrangements with trades unions, staff associations or other associations of employees relating to the Transferring Employees and the names of all employee representatives representing all or any of the Transferring Employees.

     (9) The Vendor is not under any contractual obligation and, so far as the Vendor is aware is not under any other obligation :-

          (a) to make at any time any increase in the rates of remuneration of or other similar payment to any of the Transferring Employees;

          (b) to make at any time any change in the terms and conditions of employment of the Transferring Employees.

     (10) The Vendor has by the Completion Date complied with all of its statutory obligations and obligations pursuant to the Regulations and the Collective Redundancies and Transfer of Undertakings (Protection of Employment) Regulations 1995 to inform and consult appropriate representatives as required by law save where any failure so to comply is as a result of inadequate or inaccurate information provided by the Purchaser to the Vendor or is at the request of the Purchaser.

     (11) There is no plan, scheme, commitment, custom or practice relating to redundancy affecting any of the Transferring Employees more generous than the statutory redundancy requirements.

     (12) All plans for the provision of benefits to the Transferring Employees comply in all respects with all relevant statutes, regulations or other laws and all necessary consents in relation to such plans have been obtained and all governmental filings in relation to such plans have been made.

     (13) There are no loans outstanding from the Vendor or the Lucas Group to any of the Transferring Employees or from any of the Transferring Employees to the Vendor or the Lucas Group.

     (14) Since the Accounting Date, no change has been made in

          (i) the rate of remuneration, or the emoluments or pension benefits or other contractual benefits, of any of the Transferring Employees; or

          (ii) the terms of engagement of any such Transferring Employees.

     (15) There are no training schemes, arrangements or proposals whether past or present in respect of which a levy may henceforth become payable by the Vendor, or a member of the Lucas Group in each case relating to the Activity under the Industrial Training Act 1982 (as amended by the Employment Act 1989).

     (16) There is no outstanding undischarged liability of the Vendor in relation to the Activity to pay any governmental or regulatory authority in any jurisdiction any contribution, taxation or other duty arising in connection with the employment or engagement of any of the Transferring Employees.

     (17) None of the Transferring Employees will become entitled by virtue of their contract of service to any enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of the execution of this Agreement or the completion of the sale and purchase under or pursuant to this Agreement.

     (18) Neither the Vendor nor any member of the Vendor's Group have in the last twelve months, entered into any informal or formal agreement to amend or change the terms and conditions of employment of any of the Transferring Employees (whether such amendment or change is to take effect prior to or after the Completion Date).

(C) Pensions Except for the Lucas Scheme (as defined in Schedule 9) the Vendor is not under any present or future liability to pay to any of the Transferring Employees or to any other person who has been in any manner connected with the Activity any pension, superannuation allowance, death benefit, retirement gratuity or like benefit or to contribute to any life assurance scheme, medical insurance scheme, or permanent health scheme and the Vendor has not made any such payments or contributions on a voluntary basis nor is it proposing to do so.

(D)  Disputes with Employees In relation to the Activity there is no:

     (1) outstanding claim by any person who is now or has been an employee of the Vendor or any member of the Vendor's Group or any dispute outstanding with any of the said persons or with any unions or any other body representing all or any of them in relation to their employment in the Activity and so far as the Vendor is aware, there are no circumstances reasonably likely to give rise to any such dispute;

     (2) industrial action involving any employee, whether official or unofficial, currently occurring or threatened; or

     (3) industrial relations matter which has been referred to ACAS or any similar governmental agency in the applicable jurisdiction for advice, conciliation or arbitration.

2.9  THE PROPERTY

     (1) Save as disclosed in the Disclosure Letter the Property as identified in Schedule 6 of this Agreement is the only property used in connection with the Activity in the United Kingdom.

     (2) Save as disclosed in the Disclosure Letter, the title documents in respect of the Property are as at the date this warranty is given, in the possession of and under the control of the Vendor and all other members of the Vendor Group.

     (3) To the best of the Vendor's knowledge and belief the replies dated 20 October 1997, given by the Vendor's Solicitors on behalf of the Vendor and all other members of the Lucas Group to the pre-contract enquiries in respect of the Property raised by the Purchaser's UK Solicitors dated 19 September 1997 are correct in all material respects.

2.10 MISCELLANEOUS

     (a) Factual statements contained in the Disclosure Letter are true in all material respects and statements of opinion in the Disclosure Letter are validly held by the Vendor.

     (b) Documents annexed to the Disclosure Letter and referred to in Appendices are true and accurate copies of the original documents of which such copies purport to be copies.

     (c) Schedule 2 of the Agreement is a comprehensive and complete list of products manufactured and sold by the Activity.

                                   SCHEDULE 8
                                   ----------

                             ASSIGNMENT OF DEBTORS
                             ---------------------


Lucas Limited ("the Assignor") HEREBY ASSIGNS for a consideration of (Pounds)[ ] to [PURCHASER] ("the Assignee") all of the Assignor's right, title and interest in and to the [DESCRIPTION OF DEBT] and the full benefit and advantage of the same to hold to the Assignee absolutely.


Signed and Delivered as a Deed
on this        day of          199

LUCAS LIMITED

acting by
          ----------------------
           Director


          ----------------------
           Director/Secretary

                                   SCHEDULE 9
                                   ----------

                                    PENSIONS
                                    --------

1.  INTERPRETATION
    --------------

    (A) In addition to the provisions of clause 1 of this agreement, this
                                         ========
        schedule is construed as set out in this paragraph.

    (B) The following expressions and related expressions have the same meanings as in the Pension Schemes Act 1993: "CASH EQUIVALENT", "CONTRACTED-OUT" AND "GUARANTEED MINIMUM PENSION".

    (C) The following expressions have the same meanings as in the Rules:
        "PENSIONABLE EMPLOYMENT", NORMAL RETIREMENT DATE", "PENSIONABLE PAY", "FINAL PENSIONABLE PAY".

    (D) The following expressions have the following meanings:

    "ACTUARY" means a Fellow of the Institute or Faculty of Actuaries or a firm of those Fellows or a body making available the advice of one of those Fellows.

    "ACTUARY'S LETTER" means the letter from the Lucas Actuary to the Purchaser's Actuary dated 1998 relating to this schedule, a copy of which is appendix C hereto.

    "ACTUARIAL ASSUMPTIONS" means those assumptions set out in the Actuary
    Letter.

    "AGREED RATE" means a rate per annum equal to the base rate of Barclays Bank PLC from time to time compounded half-yearly and references to interest at the Agreed Rate mean interest accruing daily at the Agreed Rate.

    "AVCs" means additional voluntary contributions paid by Members to the Lucas Scheme.

    "CONSENTING MEMBER" means an employee who is a Member immediately before the Completion Date:-

    (a) who is admitted to membership of the Purchaser's Scheme as of the Completion Date;

    (b) who begins to accrue retirement benefits as stated in paragraph 2(C) under the Purchaser's Scheme as of the Completion Date and who continues to accrue those benefits at the Payment Date; and

    (c) in respect of whom the Lucas Scheme receives, within 2 months after the date on which the notices referred to in paragraph 3 have been issued a signed Option Form with Option A (transfer payment) selected and who does not withdraw his selection of that Option.

    "EXEMPT APPROVED SCHEME" has the same meaning as in section 592 of the Income and Corporation Taxes Act 1988 and "EXEMPT APPROVED" is construed accordingly.

    "LUCAS" means the Vendor.

    "LUCAS ACTUARY" means an Actuary appointed by Lucas and notified to the Purchaser for the purpose of this schedule. Until further notice, the Lucas Actuary is Hymans Robertson.

    "LUCAS SCHEME" means the Lucas Pension Scheme. Where the context requires, the "Lucas Scheme" includes its trustees.

    "MEMBER" means an active member of the Lucas Scheme (including a member who is temporarily absent under the Rules on maternity leave) but excluding any person whose membership is restricted to death in service benefits.

    "OPTION FORM" means a form to be completed by Members and delivered to the Lucas Scheme, being in all material respects in the form set out in appendix A.

    "PAYMENT DATE" means a date agreed between Lucas and the Purchaser which is not later than one month after all the Transfer Conditions have been satisified provided they then remain satisfied.

    "PURCHASER'S ACTUARY" means an Actuary appointed by the Purchaser and notified to Lucas for the purpose of this schedule. Until further notice, the Purchaser's Actuary is R D Harper of William M Mercer Limited.

    "PURCHASER'S SCHEME" means the occupational pension scheme or schemes described in paragraph 2 and, where the context requires, includes its or their trustees.

    "RULES" means, in relation to the Lucas Scheme, the trust deeds, rules and other documents governing the Lucas Scheme as identified in the Disclosure Letter.

    "TIMING ADJUSTMENT" means the notional investment return over the relevant period specified in this schedule calculated as follows:

    as to 90%: the percentage change in the FT-SE Actuaries All-Share Total Return index over the period with a reduction for the expenses of reinvestment equal to 2% of notional income; and

    as to 10 per cent: the percentage change in the FT-Actuaries index of prices for British Government stocks over 15 years over the period (assuming notional gross interest is reinvested in the same index at the end of each calendar month).

    The indices will be taken from the close of the business on the first day of the period to the close of business of the last day of the period or, if either of those days is not a day for which the indices are quoted, the previous day for which they were quoted is used.

    If there is any difference between either of the FT-Actuaries indices as published in the press and the index in accordance with the basis agreed between the Financial Times, the Institute of Actuaries and the Faculty of Actuaries, the latter is used for the purposes of this schedule.

    "TRANSFER AMOUNT" and "UNADJUSTED TRANSFER AMOUNT" have the meanings given in paragraph 4

    "TRANSFER CONDITIONS" means all of the following:

    (a) The Board of Inland Revenue has given written approval to the transfer of assets from the Lucas Scheme to the Purchaser's Scheme in respect of the Consenting Members and any condition to which that approval is subject is satisfied.

    (b) The Purchaser's Scheme is as described in paragraph 2 and provides the benefits referred to in that paragraph and neither the Purchaser nor any member of the Purchaser's Group has made any statement to the effect that any such benefit will be reduced or discontinued.

    (c) The notice referred to in paragraph 3 has been agreed and issued.

    (d) The Lucas Scheme has received the Option Forms completed and signed by the Consenting Members.

    (e) The calculation referred to in paragraph 4(C) has become final and binding as mentioned in that paragraph.

    (f) The Lucas Scheme has received the confirmation and undertakings set out in appendix B executed by the Purchaser's Scheme (together with any supporting documentary evidence which Lucas may reasonably request) and those confirmations and undertakings remain true and effective in all material respects.

2.  PURCHASER'S SCHEME
    ------------------

    (A) On or before the Completion Date the Purchaser will establish or nominate one or more occupational pension schemes as from the Completion Date and will procure that the scheme or schemes will be as described in
        (B) below and provide the benefits described in (C), (D) and (E) below for and in respect of each person who accepts the offers referred to, except that in the case of the benefits referred to in (D) actual payment of the benefits by the Purchaser's Scheme is subject to receipt of the Transfer Amount; before the full Transfer Amount has been transferred, those benefits must be paid by the Purchaser's Scheme to the extent of the assets which have been received from the Lucas Scheme.

    (B) The Purchaser's Scheme must be:

        (i) an occupational pension scheme to which the Lucas Scheme can by law, and in accordance with Inland Revenue practice relating to Exempt Approved Schemes, make a transfer payment in respect of the Consenting Members' entire rights under the Lucas Scheme (including rights to guaranteed minimum pensions);

        (ii) an Exempt Approved Scheme (or designed so as to be capable of being Exempt Approved); and

        (iii) contracted-out in relation to the Transferring Employees.

    (C) The Purchaser's Scheme will offer to each person who is a Transferring Employee and a Member or eligible to be a Member at Completion, in relation to employment from and after Completion, final salary type benefits which include pension accrual at 1/70th of final pensionable pay per annum and are otherwise as set out in the notice to Members of the Lucas Pension Scheme in the Agreed Terms.

    (D) The Purchaser's Scheme will offer to each person who is a Transferring Employee and a Member in respect of his Pensionable Employment up to Completion, benefits which are equivalent in value, determined on the Actuarial Assumptions, to those which would prospectively have been provided for and in respect of him under the Lucas Scheme if his Pensionable Employment had continued after Completion on the assumption that the Rules are not altered.

    (E) The Purchaser will offer arrangements for additional voluntary contributions and will procure that the Purchaser's Scheme will provide under those arrangements, in respect of any Consenting Members' AVCs transferred to the Purchaser's Scheme, benefits which are at least equal in value at the date of the transfer to the value so transferred.

    (F) In this paragraph: "benefits" includes all options under the Rules and the rate of contributions required to be paid by Members.

3.  NOTICES
    -------

    (A) Before Completion the Purchaser will supply to Lucas particulars of the proposed Purchaser's Scheme ("the proposals") and a written statement by the Purchaser's Actuary, addressed to Lucas, that in his opinion the proposals are in accordance with paragraph 2. The proposals will include a draft of a notice ("the notice") to be issued to the persons referred to in paragraph 2 offering them membership of the Purchaser's Scheme and benefits in accordance with paragraph 2 with effect on and from Completion and, in the case of Members, explaining the options available to them in relation to their accrued rights under the Lucas Scheme at Completion and incorporating the Option Form.

    (B) After receipt of the proposals and the Purchaser's Actuary's statement, Lucas will inform the Purchaser in writing whether Lucas agrees that the proposals satisfy paragraph 2 and, in the case of the options referred to in (A) above, adequately explain the options and accrued rights or (in either case) of any objection thereto.

    (C) As soon as practicable after the proposals and the notice, or any revised proposals following an objection by Lucas, have been agreed, the Purchaser will issue the notice in the agreed form to each person referred to in paragraph 2 and confirm such issue, with a copy of the notice, to Lucas.

4.  CALCULATION OF TRANSFER AMOUNT
    ------------------------------

(A) The unadjusted Transfer Amount will be calculated in accordance with the Actuary's Letter and then increased or decreased over the period starting on the Completion Date and ending at the end of the day which is 3 days before the Payment Date by the Timing Adjustment and, from (and including) the day which is 2 days before the Payment Date, until the end of the day immediately before the Payment Date, by interest at the Agreed Rate.

    In calculating the Transfer Amount any benefits under the Lucas Scheme which are attributable to

    AVCs paid by the Consenting Members and in respect of which the Consenting Members are not entitled to benefits based on their final pensionable earnings, and the AVCs themselves, are disregarded. The part of the Transfer Amount which relates to each Consenting Member and the assets transferred representing his AVCs will not be less than the cash equivalents of the Consenting Members.

(B) The Purchaser will provide Lucas promptly with the documents and information necessary for the calculation of the Transfer Amount and answer any questions which the Lucas Actuary may reasonably have on the documents and information provided. The Lucas Actuary will calculate the Transfer Amount within 1 month of receiving those documents, information and answers in accordance with the Actuary's Letter.

    Not later than 14 days after the Lucas Actuary has calculated the Transfer Amount (excluding the amount of the interest and Timing Adjustment) Lucas (or the Lucas Actuary) will notify the Purchaser (or the Purchaser's Actuary) in writing of the result of that calculation. Within 21 days of Lucas (or the Lucas Actuary) having so notified the Purchaser (or the Purchaser's Actuary) the Purchaser's Actuary may request in writing the Lucas Actuary to supply to him the particulars of the calculation (excluding the amount of the interest and the Timing Adjustment but including particulars of the precise manner in which they are calculated) and the data on which the calculation is based which the Purchaser's Actuary reasonably requires to enable him to check that the calculation is mathematically correct and in accordance with the terms of this schedule and the Actuary's Letter. The Purchaser's Actuary has one month from the date in which those particulars and data have been supplied to him (or, if he has made no request for any of those particulars and/or data within the 21 day period mentioned above, from the date of notification by Lucas or the Lucas Actuary) in which he may raise any objection in writing that the calculation is incorrect or not in accordance with the terms of this schedule.

(C) The calculation referred to above is final and binding on Lucas and the Purchaser on the later of (i) if the Purchaser's Actuary raises no objection within the terms of (B) above, the expiry of the period mentioned above in which he may raise an objection, and (ii) if the Purchaser's Actuary raises an objection within the terms of (B) above, the date of a subsequent written agreement between the Lucas Actuary and the Purchaser's Actuary that the calculation (or revised calculation) is mathematically correct.

5.  TRANSFER OF TRANSFER AMOUNT AND AVCS
    ------------------------------------

    (A) Lucas will use all reasonable endeavours to procure that on the Payment Date the Lucas Scheme transfers to the Purchaser's Scheme the Transfer Amount and the assets representing, as at the date of transfer, the AVCs paid by the Consenting Members.

        If the Transfer Amount or the assets representing AVCs includes an amount or assets in respect of a person who was considered to be a Consenting Member but who is not one because he has withdrawn his selection or lost his right to the cash equivalent as mentioned in paragraph (c) of the definition of Consenting Member, a deduction will be made from the amount or assets otherwise transferable under this paragraph equal to the amount included in the Transfer Amount or the relevant assets representing AVCs in respect of that person.

    (B) Lucas and the Purchaser will use all reasonable endeavours to secure agreement between the

        Lucas Scheme and the Purchaser's Scheme respectively as to the particular assets to be transferred representing the Transfer Amount. If agreement is not reached by the Payment Date, the transfer will be in the form of assets of the Lucas Scheme listed on The London Stock Exchange and selected by the Lucas Scheme as a representative selection of such listed assets held by the Lucas Scheme or, to the extent so decided by the Lucas Scheme, cash. Any securities to be transferred will be valued at the mid-market price at the close of business on The London Stock Exchange on the day before the date of transfer. To the extent that the Transfer Amount comprises cash, the Transfer Amount will be reduced by 0.5 per cent (to allow for expenses of realising assets).

    (C) The Purchaser will seek promptly from the Board of Inland Revenue approval to the transfer of assets from the Lucas Scheme to the Purchaser's Scheme in respect of the Consenting Members and, at Lucas request, will supply promptly to Lucas the documents and information which Lucas reasonably requires to enable the Lucas Scheme to obtain a corresponding approval.

6.  PAYMENTS BY LUCAS AND PURCHASER
    -------------------------------

    (A) If the Transfer Amount is not transferred in full to the Purchaser's Scheme within three months after the Payment Date as provided for in paragraph 5, Lucas shall, subject to (B) and (C) below, not later than one month after receipt of a written demand from the Purchaser, pay to the Purchaser, by way of an adjustment of the consideration for the Activity, 100 per cent. less the percentage rate of corporation tax applying to the Purchaser on the date of receipt of that demand of the following amount:

        (i) if some assets have been transferred from the Lucas Scheme to the Purchaser's Scheme (whether before or after that written demand is received) - the amount by which the Transfer Amount (calculated as at the date on which those assets were transferred) exceeds the value so transferred but the excess for this purpose shall

            (a) be the excess adjusted by the Timing Adjustment from (and including) the date of that transfer up to (but excluding) the date of payment by Lucas pursuant to this sub-paragraph; and

            (b) be reduced (after the adjustment in (a)) if, despite some assets having been transferred to the Purchaser's Scheme, any benefit remains payable to or in respect of a Consenting Member under the Lucas Scheme; the reduction will be by the aggregate of the cash equivalents of these benefits;

        (ii) if no assets have been transferred - the amount by which the Transfer Amount (calculated as at the date on which payment is made to the Purchaser in accordance with this sub-paragraph) exceeds the aggregate of the cash equivalents of the benefits remaining payable to or in respect of the Consenting Members under Lucas Scheme when payment is made in accordance with this sub-paragraph;

        less (in either case):

        (iii) any amount, in addition to the amount transferred referred to in
              (i) above, transferred from the Lucas Scheme to the Purchaser's Scheme before payment under this sub-paragraph is made adjusted by the Timing Adjustment from the date of transfer to the date of such payment.

        For the purpose of this sub-paragraph each of the Consenting Members in respect of whom benefits are so payable shall be deemed to have a right to a cash equivalent.

        The amount derived under (i) to (iii) above (before the reduction by reference to corporation tax) is referred to below as "the Shortfall".

    (B) If any of the Transfer Conditions ceases to be fulfilled or effective, the Purchaser shall not demand payment pursuant to (A) above and the time limit referred to in (A) above will not commence, or (if any of the Transfer Conditions cease to be fulfilled or effective after the time limit has started to run) will be suspended, until all those conditions are again fulfilled and effective.

    (C) No payment shall be due from Lucas pursuant to (A) above:-

        (i) if the reason for the Transfer Amount (or part of it) not having been transferred to the Purchaser's Scheme by the expiry of the time limit referred to above is the failure of the Purchaser's Scheme for whatever reason to accept the whole or any part of the Transfer Amount or if the reason is any other reason outside the control of the Lucas Scheme but, if no payment is due from Lucas because of any such other reason outside the control of the Lucas Scheme, payment will become due (subject to the other provisions of this paragraph 6) if and when such reason ceases to exist;

        (ii) unless the Purchaser undertakes in writing to Lucas to pay any amount received pursuant to (A) above forthwith to the Purchaser's Scheme and to procure that such amount be applied by the Purchaser's Scheme to provide benefits for the Consenting Members in respect of their Pensionable Employment in the Lucas Scheme before Completion as mentioned in paragraph 2(D);

    (D) If payment is made by Lucas in accordance with (A) above the amount of that payment, grossed up to take account of the deduction by reference to the rate of corporation tax as mentioned in (A) above, will be deducted from the amount otherwise payable under paragraph 5(A).

    (E) If Lucas pays to the Purchaser an amount (the "Payment") equal to the percentage referred to in (A) above of the Shortfall then:

        (i) forthwith following Lucas making payment pursuant to (A) above an amount equal to the Shortfall shall be contributed to the Purchaser's Scheme; and

        (ii) provided that the Purchaser and all members of the Purchaser's Group have taken all reasonable steps (including the claiming of any relevant deduction from profits and any repayment of tax and the obtaining of approval of the Purchaser's Scheme as an Exempt Approved Scheme) to maximise the Aggregate Tax Benefit, Lucas shall, on the later of the fifth anniversary of the Completion Date and 2 days after receipt of written notice from the Purchaser that the Aggregate Tax Benefit has been finally determined by the Inland

             Revenue, pay to the Purchaser, by way of adjustment to the consideration for the Activity, an amount equal to the excess of the Shortfall over the sum of the Payment and the Aggregate Tax Benefit, adjusted by the Timing Adjustment from (and including) the date on which the Payment was made up to (but excluding) the date of payment of that excess.

        In this sub-paragraph:

       "Tax Benefit" means the aggregate of the amount by which the relevant company's liability to pay corporation tax is reduced and the amount of any repayment of corporation tax to which the relevant company is entitled, which, in either case, arises as a result of the contribution referred to in (i) above (including any such reduction or right which is attributable to a surrender by way of group relief or consortium relief under sections 402 to 413 Taxes Act 1988 of a loss which arises as a result of the payment of the contribution); and

       "Aggregate Tax Benefit" means the aggregate of any Tax Benefits arising to the Purchaser and the Purchaser's Group in respect of all accounting periods on or before the fifth anniversary of the Completion Date.

    (F) If, for a reason outside Lucas' control, the value of the aggregate of the assets transferred by the Lucas Scheme to the Purchaser's Scheme and the assets transferred by Lucas to the Purchaser under this paragraph 6 (in the case of non-cash assets based on the value of the assets transferred as at the date of transfer) exceeds the Transfer Amount, the Purchaser shall, within one month of such an excess having been transferred, pay to Lucas, by way of an adjustment of the consideration for theActivity, a sum in cash equal to such excess adjusted by the Timing Adjustment from (and including) the date of transfer of the excess to the Purchaser's Scheme up to (but excluding) the date of payment of the excess by the Purchaser to Lucas.

7.   REDUNDANCIES
     ------------

     If within two years after Completion a Consenting Member is made redundant by the Purchaser and is then aged 50 or over, Lucas and the Purchaser will co-operate in good faith to arrange for him to be offered the option of transferring the value of the rights he has then accrued (or been credited) under the Purchaser's Scheme to the Lucas Scheme, so that the Lucas Scheme will provide for him the benefits which he would have received on redundancy had he remained in active membership of the Lucas Scheme after Completion until the date when he was made redundant by the Purchaser. Any such transfer value will be calculated by the Purchaser's Actuary in accordance with the Actuary's Letter and paragraph 4 (with references to the Lucas Actuary being to the Purchaser's Actuary and Lucas to the Purchaser) will apply thereto.

8.   SELLER'S PROTECTION
     -------------------

    (A) In this paragraph:

       "CLAIM" means a claim relating to:

               (i)  any Relevant Benefit; and/or

               (ii) access to any Relevant Benefit or to a scheme providing any
                    Relevant Benefit,
        attributable to employment after Completion or, in the case of a Consenting Member (or any person claiming through or in respect of him), attributable to employment before or after Completion.

        "CLAIMANT" means a Transferring Employee or any person claiming benefit through or in respect of him.

        "LIABILITY" includes any compensation, damage, loss or requirement of any court, industrial tribunal or Pensions Ombudsman order or award, and costs and expenses properly incurred.

        "LIABILITY AMOUNT" means the amount of any Liability incurred or sustained by Lucas or any member of the Vendor's Group or the Lucas Scheme arising out of or in connection with a Claim by a Claimant.

        "RELEVANT BENEFIT" is construed in accordance with section 612 of the Income and Corporation Taxes Act 1988.

    (B) The Purchaser will indemnify, and keep indemnified on a continuing basis, Lucas, each member of the Lucas Group and the Lucas Scheme against any Liability Amount.

    (C) To the extent that a Claim relates to a period of employment before the Completion Date: this indemnity is subject to payment of the Transfer Amount and excludes any Claim (or part of a Claim) which relates to a default by Lucas, any member of the Lucas Group or the Lucas Scheme.

    (D) To the extent that this indemnity relates to a Claim against a member of Lucas Group (other than Lucas) or the Lucas Scheme, Lucas holds the benefit of the indemnity as trustee for that member or the Lucas Scheme (as the case may be). Without prejudice to the ability of that person to enforce the indemnity, the indemnity may be enforced by Lucas as trustee for him.

    (E) In quantifying any Liability Amount, the Actuary's Letter shall be applied as nearly as practicable and, in default of agreement as to how it should apply, the disagreement shall be resolved in accordance with paragraph 9.

    (F) The Purchaser agrees that it will not, and will procure that the Purchaser's Scheme and the Purchaser's Group will not, take any action or provide any assistance to any person (direct or indirect) which might result in the Lucas Scheme transferring a smaller or a larger amount than the Transfer Amount and the assets representing Consenting Members' AVCs to the Purchaser's Scheme.

9.  DISPUTES
    --------

    Any dispute between Lucas and the Purchaser or between the Lucas Actuary and the Purchaser's Actuary concerning the calculation of the Transfer Amount or compliance with paragraph 2 or 3 shall, in the absence of agreement between them within one month of the party concerned having notified the other of the dispute, be referred to an independent actuary chosen by agreement between the parties or, failing agreement, appointed by the President for the time being of the Institute of Actuaries at the instance of either party. The independent actuary shall determine the disputed matter in accordance with this schedule (including the Actuary's Letter) acting as an expert and not as an arbitrator and his decision shall be final and binding. The fees and expenses of the independent Actuary and of the

    President shall be borne equally between the parties, except that the independent Actuary shall have power to determine, at the request of either party, that the fees and expenses shall be borne exclusively by the other party or in such proportions as the Actuary may determine and any such determination shall be final and binding.

                                   APPENDIX A

                                  OPTION FORM



    TO BE COMPLETED AND RETURNED TO [         ] BY [        ] 199[  ]

    To: The trustees of the Lucas Pension Scheme ("the Lucas Scheme")


    I have read and understood the notice dated [    ], 199[   ], in which the
    [Purchaser's Scheme] (the "[    ] Scheme") has offered to provide benefits
    in respect of my Pensionable Employment under the Lucas Scheme up to [Completion date] and in which the options available to me in respect of my accrued rights under the Lucas Scheme have been explained.

    PLEASE SPECIFY WHICH ONE OF THE OPTIONS YOU SELECT BY TICKING THE BOX ALONGSIDE IT AND THEN SIGNING AND COMPLETING THIS FORM



    OPTION A - TRANSFER TO [PURCHASER'S]  SCHEME

    I have applied to become a member of the [Purchaser's] Scheme with effect on and from [Completion date]. I request the trustees of the Lucas Scheme to transfer the value of all benefits relating to my membership of the Lucas Scheme which have accrued to or in respect of me under the Lucas Scheme (including the cash equivalent of those benefits under the Pension Schemes Act 1993) to the trustees of the [Purchaser's] Scheme to secure benefits for me as mentioned in the notice referred to above. I understand and acknowledge that in complying with this request the trustees of the Lucas Scheme will be discharged from any obligation to provide benefits to me or any person claiming under me or in respect of my membership.

    B - OTHER OPTIONS

    I do not want to transfer the value of my accrued benefits to the [Purchaser's] Scheme. I request the Lucas Scheme to send me further details of the alternative options which I have.

IMPORTANT - PLEASE NOTE THAT THE BENEFITS OFFERED IN OPTION A WILL BE AVAILABLE ONLY IF THIS FORM IS

RETURNED, DULY COMPLETED, BY           199


Signature ................................................

Date .....................................................


Name .....................................................)   BLOCK CAPITALS


Address ..................................................)

 ..........................................................

National Insurance No. ...................................

                                   APPENDIX B

                               TRANSFER AGREEMENT


To:   The trustees of the Lucas Pension Scheme


From: The trustees of the Butec Electrics Pension  Scheme      Date:
      (the "Receiving Scheme")

RE: EMPLOYEES OF LUCAS HEAVY DUTY PRODUCTS DIVISION OF LUCAS LIMITED


We request the transfer to us of the sum and/or assets referred to in Appendix 2 hereto equal in value to the Transfer Amount calculated in accordance with Appendix C to Schedule 9 of an agreement between Lucas Limited, Lucas Industries
plc and Prestolite Electric Limited dated       1998 in respect of the members
listed in Appendix 1 hereto (the "Consenting Members") and, in consideration of that transfer, we hereby confirm and undertake as follows:-

1.     The Consenting Members have been offered membership of the Receiving
       Scheme as of [                 ], 1998  with the benefits and
       contribution rate described in the notice issued to them on [       ]
       1998, a copy of which is Appendix 3 hereto (the "Notice").

2. Each Consenting Member who has accepted that offer has been admitted to membership of the Receiving Scheme and has entered employment with an employer which participates in the Receiving Scheme and that employment is contracted-out by reference to the Receiving Scheme for the purposes of the Pension Schemes Act 1993 (a copy of the appropriate contracting-out certificate(s) is Appendix 4 hereto). Each Consenting Member will be entitled in respect of the Transfer Amount to benefits from the Receiving Scheme which are as described in the Notice and, on receipt of the Transfer Amount, we relieve you of all liabilities to or in respect of the Consenting Members.

3. We undertake to treat the amounts previously advised as Consenting Members' contributions for the purposes of the Receiving Scheme and not to allow a refund of contributions on subsequent cessation of service or membership except where a refund is not prohibited by Inland Revenue restrictions or the preservation requirements in force under the Pension Schemes Act 1993.

4. We confirm that the Receiving Scheme is established and administered wholly in the United Kingdom and is an exempt approved scheme (within the meaning of section 592 of the Income and Corporation Taxes Act 1988) and that we are permitted under the documents governing the scheme and by the Inland Revenue to receive the Transfer Value.

5. We enter into this agreement as the trustees of the Receiving Scheme so as to bind us and our successors as trustee(s) of the Receiving Scheme and we agree to bring the contents of this agreement to the notice of our successors.

Add names and signatures of trustees of Receiving Scheme.

                                   APPENDIX 1

                          [LIST OF CONSENTING MEMBERS]

                                   APPENDIX 2

                 [FIGURE OF TRANSFER AMOUNT OR LIST OF ASSETS]

                                   APPENDIX 3

        [NOTICE SENT TO CONSENTING MEMBERS PER APPENDIX B, PARAGRAPH 1]

                                   APPENDIX 4

       [COPY OF CONTRACTING-OUT CERTIFICATE PER APPENDIX B, PARAGRAPH 2]

SIGNED BY CHRIS LONG-LEATHER       )        /s/ Chris Long-Leather
as duly authorised attorney        )        ----------------------
for and on behalf of               )
LUCAS LIMITED                          Chris Long-Leather as attorney for
                                       Lucas Limited



SIGNED BY P. KIM PACKARD           )        /s/ P. Kim Packard
duly authorised for and on behalf  )        -----------------------
of PRESTOLITE ELECTRIC LIMITED     )

                                       Director



SIGNED BY CHRIS LONG-LEATHER       )        /s/ Chris Long-Leather
as duly authorised attorney        )        ------------------------
for and on behalf of               )
LUCAS INDUSTRIES PLC               )
                                       Chris Long-Leather as attorney for
                                       Lucas Industries plc